                                                                    Exhibit 99.1

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                            SHARE EXCHANGE AGREEMENT

                                  by and among

                                 EPIMMUNE INC.,

        A Corporation Organized Under the Laws of the State of Delaware,
                           United States of America;

                                       and

                        CERTAIN SHAREHOLDERS OF IDM S.A.,
                       Listed on Exhibit A Attached Hereto

                           Dated as of March 15, 2005

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                               EXCHANGE OF SHARES

SECTION 1.01. Exchange of Shares..........................................................     3
SECTION 1.02. Exchange Ratio..............................................................     3
SECTION 1.03. The Closing.................................................................     4
SECTION 1.04. Closing Deliveries by the Principal Company Shareholders....................     4
SECTION 1.05. Closing Deliveries by the Issuer............................................     5
SECTION 1.06. Escrow Shares...............................................................     5
SECTION 1.07. Treatment of Company Stock Options..........................................     6
SECTION 1.08. Treatment of Company Warrants...............................................     7
SECTION 1.09. Treatment of Company Securities Held in an Individual Shares Savings Plan...     8
SECTION 1.10. Notices to Other Shareholders...............................................     9

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

SECTION 2.01. Corporate Organization......................................................    10
SECTION 2.02. Corporate Books and Records.................................................    11
SECTION 2.03. Capitalization..............................................................    11
SECTION 2.04. Authority Relative to This Agreement........................................    12
SECTION 2.05. No Conflict; Required Filings and Consents..................................    12
SECTION 2.06. Permits; Compliance.........................................................    13
SECTION 2.07. Financial Statements........................................................    15
SECTION 2.08. Absence of Certain Changes or Events........................................    16
SECTION 2.09. Absence of Litigation.......................................................    17
SECTION 2.10. Employee Benefit Plans......................................................    17
SECTION 2.11. Labor and Employment Matters................................................    19
SECTION 2.12. Property and Leases.........................................................    22
SECTION 2.13. Intellectual Property.......................................................    23
SECTION 2.14. Taxes.......................................................................    25
SECTION 2.15. Environmental Matters.......................................................    27
SECTION 2.16. Material Contracts..........................................................    27
SECTION 2.17. Insurance...................................................................    30
SECTION 2.18. Board Approval..............................................................    30
SECTION 2.19. Certain Business Practices..................................................    30
SECTION 2.20. Interested Party Transactions...............................................    30
SECTION 2.21. Brokers.....................................................................    31
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
                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES REGARDING THE PRINCIPAL COMPANY
                                  SHAREHOLDERS

SECTION 3.01. Organization; Qualification.................................................    31
SECTION 3.02. Authority Relative to This Agreement........................................    31
SECTION 3.03. No Conflict.................................................................    31
SECTION 3.04. Title to the Shares.........................................................    32
SECTION 3.05. Investment Experience and Status............................................    32

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES REGARDING THE ISSUER

SECTION 4.01. Corporate Organization......................................................    34
SECTION 4.02. Corporate Books and Records.................................................    34
SECTION 4.03. Capitalization..............................................................    35
SECTION 4.04. Authority Relative to This Agreement........................................    36
SECTION 4.05. No Conflict; Required Filings and Consents..................................    37
SECTION 4.06. Permits; Compliance.........................................................    37
SECTION 4.07. SEC Filings; Financial Statements; Nasdaq...................................    39
SECTION 4.08. Absence of Certain Changes or Events........................................    41
SECTION 4.09. Absence of Litigation.......................................................    41
SECTION 4.10. Employee Benefit Plans......................................................    41
SECTION 4.11. Labor and Employment Matters................................................    43
SECTION 4.12. Property and Leases.........................................................    45
SECTION 4.13. Intellectual Property.......................................................    46
SECTION 4.14. Taxes.......................................................................    48
SECTION 4.15. Environmental Matters.......................................................    48
SECTION 4.16. Material Contracts..........................................................    49
SECTION 4.17. Insurance...................................................................    51
SECTION 4.18. Board Approval; Vote Required...............................................    51
SECTION 4.19. Certain Business Practices..................................................    52
SECTION 4.20. Interested Party Transactions...............................................    52
SECTION 4.21. Opinion of Financial Advisor................................................    52
SECTION 4.22. Brokers.....................................................................    53
SECTION 4.23. Termination of Anosys Agreement.............................................    53

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE CLOSING

SECTION 5.01. Conduct of Business of the Company Pending the Closing......................    53
SECTION 5.02. Conduct of Business of the Issuer Pending the Closing.......................    56
SECTION 5.03. Control of Other Party's Business...........................................    58
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                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. Proxy Statement.............................................................    58
SECTION 6.02. Issuer Stockholders' Meeting................................................    60
SECTION 6.03. Access to Information; Confidentiality......................................    60
SECTION 6.04. No Solicitation of Transactions.............................................    61
SECTION 6.05. Directors' and Officers' Indemnification and Insurance......................    63
SECTION 6.06. Notification of Certain Matters.............................................    64
SECTION 6.07. Resale Registration Statement...............................................    64
SECTION 6.08. Further Action; Reasonable Best Efforts.....................................    67
SECTION 6.09. Exchange of Issuer Preferred Stock..........................................    67
SECTION 6.10. Public Announcements........................................................    68
SECTION 6.11. Corporate Matters...........................................................    68
SECTION 6.12. Covenants of the Principal Company Shareholders.............................    68
SECTION 6.13. Nasdaq Listing Application..................................................    70
SECTION 6.14. Compensation Matters........................................................    70
SECTION 6.15. Company Shareholders Agreement..............................................    70
SECTION 6.16. Company Shareholders' Meeting...............................................    71

                                   ARTICLE VII

                        CONDITIONS TO THE SHARE EXCHANGE

SECTION 7.01. Conditions to the Obligations of Each Party.................................    71
SECTION 7.02. Conditions to the Obligations of the Issuer.................................    73
SECTION 7.03. Conditions to the Obligations of the Principal Company Shareholders.........    73

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination.................................................................    74
SECTION 8.02. Effect of Termination.......................................................    76
SECTION 8.03. Fees and Expenses...........................................................    76
SECTION 8.04. Amendment...................................................................    78
SECTION 8.05. Waiver......................................................................    78

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01. Survival of Representations and Warranties..................................    78
SECTION 9.02. Indemnification by the Principal Company Shareholders.......................    78
SECTION 9.03. Notice of Loss; Third Party Claims..........................................    79
SECTION 9.04. Shareholder Representative..................................................    80
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
                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Non-Survival of Representations, Warranties and Agreements.................    83
SECTION 10.02. Notices....................................................................    83
SECTION 10.03. Severability...............................................................    84
SECTION 10.04. Entire Agreement; Assignment...............................................    84
SECTION 10.05. Parties in Interest........................................................    84
SECTION 10.06. Specific Performance.......................................................    84
SECTION 10.07. Governing Law; Arbitration.................................................    85
SECTION 10.08. Construction...............................................................    85
SECTION 10.09. Waiver of Jury Trial.......................................................    85
SECTION 10.10. Headings...................................................................    86
SECTION 10.11. Counterparts...............................................................    86
SECTION 10.12. Language...................................................................    86
SECTION 10.13. Waiver of Conflicts........................................................    86
SECTION 10.14. Effectiveness of Agreement.................................................    87
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
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EXHIBIT A     Principal Company Shareholders
EXHIBIT B     Defined Terms
EXHIBIT C     Form of Issuer French Stock Option Plan
EXHIBIT D-1   Individuals Entering into Employment Agreements with the Issuer
EXHIBIT D-2   Individuals Negotiating Employment Agreements with the Issuer
EXHIBIT E     Form of Indemnity Escrow Agreement
EXHIBIT F     Form of Expense Escrow Agreement
EXHIBIT G     Form of Option Liquidity Agreement
EXHIBIT H     Form of Put/Call Agreement
EXHIBIT I     Form of Offer Notification
EXHIBIT J     Form of Joinder Agreement
EXHIBIT K     Form of Preferred Exchange Agreement
EXHIBIT L     Executive Officers of the Issuer After the Closing Date
EXHIBIT M     Form of Power of Attorney
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                                       iv
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          This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of
March 15, 2005 (the "Effective Date"), by and among EPIMMUNE INC., a Delaware corporation (the "Issuer"), and the shareholders of IDM S.A., a societe anonyme organized under the laws of France (the "Company"), listed on Exhibit A attached hereto (the "Principal Company Shareholders"). Certain capitalized terms used herein are defined on Exhibit B attached hereto.

                                    RECITALS:

          A. The Board of Directors of the Issuer (the "Issuer Board") has determined that it is in the best interests of its stockholders for the Issuer to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

          B. In furtherance of such acquisition, the Issuer agrees to acquire all of the issued and outstanding class A ordinary shares, nominal value E 0.10 per share, of the Company ("Company A Shares") and all of the issued and outstanding class B ordinary shares, nominal value E 0.10 per share, of the Company ("Company B Shares" and, together with the Company A Shares, the
"Company Shares") in exchange for shares of common stock, par value $0.01 per share, of the Issuer ("Issuer Common Stock"), upon the terms and subject to the conditions of this Agreement;

          C. The Issuer Board has unanimously (i) approved this Agreement and the transactions contemplated by this Agreement and (ii) resolved to recommend that the stockholders of the Issuer vote to approve: (A) the issuance of shares of Issuer Common Stock to the shareholders and/or warrantholders of the Company
(1) in exchange for Company Shares in accordance with Section 1.02 or 1.09 and
(2) in exchange for Company Warrants in accordance with Section 1.08(a), in each case, pursuant to the terms of this Agreement (the "Share Exchange"); (B) the change of the corporate name of the Issuer in accordance with Section 6.11(c) of this Agreement (the "Issuer Name Change"); (C) the amendment of the Amended and
Restated Certificate of Incorporation of the Issuer (the "Issuer Certificate of
Incorporation") to increase the authorized capital stock of the Issuer (the
"Issuer Capital Stock Increase") and effect a reverse split of the Issuer Common
Stock and the Issuer Preferred Stock (the "Issuer Reverse Stock Split") in accordance with Section 6.11(d) of this Agreement; (D) the increase in the shares available for issuance under the Issuer's 2000 Stock Plan in accordance with Section 6.14 of this Agreement (the "Issuer Stock Option Plan Amendment");
(E) the adoption of the Epimmune Option Liquidity Plan and the issuance of shares of Issuer Common Stock to the holders of Company Stock Options pursuant to such Option Liquidity Plan (the "Option Liquidity Share Issuance"); (F) the increase in the shares available for issuance under the Issuer's 2001 Employee
Stock Purchase Plan in accordance with Section 6.14 of this Agreement (the
"Issuer ESPP Amendment"); and (G) the adoption of the Issuer French Employee
Stock Option Sub Plan (the "Issuer French Stock Option Plan"), substantially in the form of Exhibit C attached hereto, which shall be in the form of a sub plan to the Issuer's 2000 Stock Plan (the transactions specified in clauses (A) through (G) above are sometimes referred to herein collectively as the "Issuer
Transactions");

          D. The Board of Directors of the Company (the "Company Board") has unanimously approved the transactions contemplated by this Agreement;

          E. The Principal Company Shareholders, who own, in the aggregate, Company Shares representing at least 85% of the shares of the capital stock and voting rights of the Company as calculated in accordance with Section 6.1 of the Shareholders Agreement, dated as of December 20, 1996, as amended through the date hereof (the "Company Shareholders Agreement"), among the Company and the shareholders of the Company listed on Annex I thereto, have agreed, among other things, (i) to exchange their Company Shares for shares of Issuer Common Stock upon the terms and subject to the conditions of this Agreement; (ii) to appoint the Shareholder Representative to act on behalf of such Principal Company Shareholders for certain purposes related to this Agreement and the transactions contemplated hereby in accordance with Section 9.04 of this Agreement; (iii) to waive their respective rights granted pursuant to Article 4 of the Company Shareholder Agreement in connection with the Share Exchange; and (iv) to take any other actions reasonably requested by the Issuer to require all the Other Shareholders to exchange such shareholder's Company Shares for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement, in accordance with Section 6 of the Company Shareholders Agreement;

          F. The Issuer, the Shareholder Representative and the directors and executive officers of the Issuer have entered into Voting Agreements, dated as of the date hereof (the "Voting Agreements"), pursuant to which such directors and executive officers have agreed, among other things, to vote their shares of Issuer Common Stock in favor of the Issuer Transactions;

          G. The Issuer and the individuals listed on Exhibit D-1 attached hereto have entered into Employment Agreements, dated as of the date hereof, with respect to the employment of such individuals with the Issuer effective upon the completion of the transactions contemplated by this Agreement, and the Issuer is negotiating, in good faith, with the individuals listed on Exhibit D-2 attached hereto to enter into Employment Agreements with respect to the employment of such individuals with the Issuer effective upon the completion of the Transaction contemplated by this Agreement (all such Employment Agreement entered into or being negotiated with the Issuer being collectively referred to herein as the "Employment Agreements");

          I. The Company has consulted with its workers' committee (comite d'enterprise) regarding the transactions contemplated by this Agreement; and

          J. The parties intend that this Agreement shall become effective upon the receipt of signatures of the Principal Company Shareholders owning the requisite number of Company Shares in accordance with Section 10.14.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Issuer and the Principal Company Shareholders hereby agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

          SECTION 1.01. Exchange of Shares. (a) Upon the terms and subject to the conditions contained in this Agreement, except as otherwise provided in
Section 1.09, at the Closing each Principal Company Shareholder shall sell, assign, transfer, convey and deliver to the Issuer, and the Issuer shall purchase, acquire and accept for delivery from such Principal Company Shareholder, the number of Company Shares set forth opposite the name of such Principal Company Shareholders on Exhibit A attached hereto.

          SECTION 1.02. Exchange Ratio. (a) Subject to Sections 1.02(d) and 1.02(e) and any adjustment made pursuant to Sections 1.02(c), 1.05 and 1.06 and the Escrow Agreements, each Company Share shall be exchanged for the number of shares of Issuer Common Stock equal to the Exchange Ratio (as defined below) (such number of shares of Issuer Common Stock, or such number as adjusted pursuant to Section 1.02(c), being the "Exchange Consideration").

          (b) For purposes of this Agreement, the "Exchange Ratio" means 3.771865, subject to adjustment pursuant to Section 1.02(c).

          (c) Adjustments to Capital Stock. The Exchange Ratio shall be adjusted to reflect appropriately the effect of the Issuer Reverse Stock Split and any other stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Issuer Common Stock or Company Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Issuer Common Stock or Company Shares occurring on or after the date hereof and prior to the Closing.

          (d) Fractional Shares. No certificates or scrip representing fractional shares of Issuer Common Stock shall be issued pursuant to this
Section 1.02 and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Issuer. Each holder of a fractional share interest shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes as contemplated in Section 1.02(e)) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Average Closing Price as of the Closing Date. The Issuer shall pay the amount due to each holder of a fractional share interest pursuant to this Section 1.02(d) (and shall be deemed to have delivered such amount due to each such holder) by the payment, by wire transfer in immediately available funds, to Gestor Finance of an amount in cash equal to the aggregate fractional share cash payments due to such holders within five days following the Closing. For purposes of this Agreement, "Average Closing Price" means, for any specified date, the average of the per share closing (at 4:00 p.m., Eastern Time) prices on the Nasdaq National Market ("Nasdaq") of shares of Issuer Common Stock during the five consecutive trading days ending on (and including) the trading day immediately preceding such specified date.

          (e) Withholding Rights. The Issuer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined below), or any provision of state, local or foreign tax Law (as defined below). To the extent that amounts are so withheld by the Issuer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Issuer.

          (f) Restricted Securities. The shares of Issuer Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and will be issued in a transaction that is exempt from the registration requirements of the Securities Act. Such shares of Issuer Common Stock will be "restricted securities" under the U.S. federal securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration. All certificates representing such shares of Issuer Common Stock shall bear, in addition to any other legends required under applicable securities laws, the following legend:

     "The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."

          SECTION 1.03. The Closing. Subject to the terms and conditions of this Agreement, the Share Exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 114, avenue des Champs-Elysees, 75008, Paris, France, at 7:00 P.M., local time, on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII (other than conditions to be satisfied at the Closing), or at such other place or at such other time or on such other date as the Company and the Issuer may mutually agree (the day on which the Closing takes place being the "Closing Date").

          SECTION 1.04. Closing Deliveries by the Principal Company Shareholders. (a) At the Closing, the Principal Company Shareholders or the Shareholder Representative, as appropriate, shall deliver, or cause to be delivered to the Issuer:

          (i) share transfer orders (ordres de mouvement) for all of the Company Shares held by the Principal Company Shareholders, completed pursuant to the terms hereof, a true and complete copy of the registre des mouvements de titres, the comptes d'actionnaires of the Company and any other documents necessary for the transfer of good and marketable title to the Shares; and

          (ii) the certificates and other documents required to be delivered pursuant to Section 7.03.

          (b) At the Closing, the Shareholder Representative and the Issuer shall cause appropriate entries to be made in the registre des mouvements de titres and the comptes d'actionnaires of the Company to register the consummation of the Share Exchange.

          SECTION 1.05. Closing Deliveries by the Issuer At the Closing, the Issuer shall deliver, or cause to be delivered, to the Shareholder Representative, on behalf of the Principal Company Shareholders:

          (a) stock certificates in the name of each Principal Company Shareholder evidencing the number of shares of Issuer Common Stock equal to (i) the whole number of shares of Issuer Common Stock (excluding any fractional interest in shares of Issuer Common Stock) issuable to each such person in exchange for such person's Company Shares in accordance with Section 1.02, less
(ii) the sum of (A) 10% of such number of shares (representing such person's Indemnity Escrow Shares) and (B) 1.2% of such number of shares (representing such person's Expense Escrow Shares) (in each case, rounded down to the nearest whole number); and

          (b) the certificates and other documents required to be delivered pursuant to Section 7.02.

          SECTION 1.06. Escrow Shares. (a) At or prior to the Closing, the Issuer and the Shareholder Representative shall enter into an escrow agreement (the "Indemnity Escrow Agreement") with an escrow agent reasonably acceptable to the Issuer and the Shareholder Representative (the "Indemnity Escrow Agent"), substantially in the form of Exhibit E attached hereto. At the Closing, the Issuer shall issue and deliver to the Indemnity Escrow Agent to hold pursuant to the terms of the Indemnity Escrow Agreement stock certificates issued in the name of each Principal Company Shareholder representing the number of shares of Issuer Common Stock (the "Indemnity Escrow Shares") otherwise issuable to such Principal Company Shareholder in the Share Exchange, but not delivered to such Principal Company Shareholder at the Closing pursuant to Section 1.05(a)(ii)(A). In connection with such deposit of the Indemnity Escrow Shares with the Indemnity Escrow Agent, each Principal Company Shareholder will be deemed to have received and deposited with the Indemnity Escrow Agent such number of shares of Issuer Common Stock.

          (b) At or prior to the Closing, the Principal Company Shareholders and the Shareholder Representative shall enter into an escrow agreement (the "Expense Escrow Agreement"; and together with the Indemnity Escrow Agreement, the "Escrow Agreements") with an escrow agent reasonably acceptable to the Principal Company Shareholders and the Shareholder Representative (the "Expense Escrow Agent"), substantially in the form of Exhibit F attached hereto. At the Closing, the Issuer shall issue and deliver to the Expense Escrow Agent to hold pursuant to the terms of the Expense Escrow Agreement stock certificates issued in the name of each Principal Company Shareholder representing the number of shares of Issuer Common Stock (the "Expense Escrow Shares") otherwise issuable to such Principal Company Shareholder in the Share Exchange, but not delivered to such Principal Company Shareholder at the Closing pursuant to Section 1.05(a)(ii)(B). In connection with such deposit of the Expense Escrow Shares with the Expense Escrow Agent, each Principal Company Shareholder will be deemed to have received and deposited with the Expense Escrow Agent such number of shares of Issuer Common Stock.

          SECTION 1.07. Treatment of Company Stock Options. (a) All options to purchase Company Shares ("Company Stock Options") outstanding on the Closing Date, whether or not exercisable and whether or not vested, granted under the IDM S.A. 1998 Stock Option Plan or the IDM S.A. 2000 Stock Option Plan (collectively, the "Company Stock Option Plans"), shall remain outstanding in accordance with their existing terms following the Closing Date, subject to the provisions of this Section 1.07.

          (b) Prior to the Closing, but subject to and effective as of the Closing, the Issuer shall offer to each holder of a Company Stock Option residing in France (a "French Company Optionholder") the right to enter into, and the Issuer shall enter into with each French Company Optionholder who accepts the Issuer's offer, an Option Liquidity Agreement, in substantially the form of Exhibit G attached hereto (an "Option Liquidity Agreement"). Each Option Liquidity Agreement shall provide, among other provisions, that in the event that the French Company Optionholder exercises such holder's Company Stock Option, such optionholder shall transfer to the Issuer, and the Issuer shall acquire from such optionholder, each Company Share acquired by such optionholder pursuant to the exercise of a Company Stock Option in exchange for such number of shares of Issuer Common Stock equal to the Exchange Ratio, in accordance with the terms and conditions set forth in the Option Liquidity Agreement. Each Principal Company Shareholder who is also a French Company Optionholder hereby agrees to accept the Issuer's offer made pursuant to the provisions of this
Section 1.07(b) to enter into an Option Liquidity Agreement.

          (c) Prior to the Closing, but subject to and effective as of the Closing, the Issuer shall offer to each holder of a Company Stock Option residing outside of France (a "Non-French Company Optionholder"), the right to waive such holder's rights in such holder's Company Stock Options in exchange for Substitute Options issued under, and subject to, the Issuer's 2000 Stock Plan; provided, however, that the Substitute Option shall be vested to the same extent the Company Stock Option for which the Substitute Option was exchanged was vested as of the date the Substitute Option is granted (without giving effect to any acceleration of vesting or exercisability as a result of the Transactions) and shall otherwise continue to vest in accordance with the same vesting schedule applicable to the Company Stock Option for which the Substitute Option was exchanged, and the Substitute Option shall have a term of exercisability equal to the remaining period in the term of exercisability applicable to the Company Stock Option for which the Substitute Option was exchanged (subject to earlier termination upon cessation of service of such holder in accordance with the applicable provisions of the Issuer's 2000 Stock
Plan). Notwithstanding the foregoing, in the event that the Issuer Stock Option Plan Amendment is not approved by the requisite affirmative vote of the stockholders of the Issuer, the Issuer shall not be required to offer to exchange such Non-French Company Optionholder's waiver of rights in such optionholder's Company Stock Options for Substitute Options, but instead the Issuer shall offer to each Non-French Company Optionholder the right to enter into, and the Issuer shall enter into with each Non-French Company Optionholder who accepts the Issuer's offer, an Option Liquidity Agreement. Each option of the Issuer granted pursuant to this Section 1.07(c) (each, a "Substitute Option"), shall entitle its holder to acquire (i) a number of shares of Issuer Common Stock equal to the product (rounded down to the nearest whole number of shares of Issuer Common Stock) of (A) the number of Company Shares that were issuable upon exercise of the related Company Stock Option immediately prior to the Closing multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price of each Substitute Option shall be equal to the quotient (rounded up to the nearest cent) arrived at by dividing
(A) the per share exercise price for each related Company Stock Option (as converted from Euros to U.S. dollars as determined by using the daily 12 noon buying rate in New York, as certified by the New York Federal Reserve Bank for customs purposes and published on the website www.ny.frb.org/markets/fxrates/noon.cfm, to exchange Euros for U.S. dollars on the Closing Date) by (B) the Exchange Ratio. Each Principal Company Shareholder who is also a Non-French Company Optionholder hereby agrees to accept the Issuer's offer made pursuant to the provisions of this Section 1.07(a) to waive such shareholder's rights in such shareholder's Company Stock Options in exchange for Substitute Options or to enter into an Option Liquidity Agreement, as the case may be.

          (d) As soon as practicable after the Closing Date, the shares of Issuer Common Stock that may be issued under the Option Liquidity Agreements shall be registered under an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and the Issuer shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for as long as the Option Liquidity Agreements are in effect. In addition, the Issuer shall use its reasonable best efforts to cause the shares of Issuer Common Stock that are issuable under the Option Liquidity Agreements to be listed on Nasdaq.

          (e) Prior to the Closing Date, the Issuer shall (to the extent it may do so under applicable Law) take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other acquisitions of equity securities of the Issuer (including derivative securities) in connection with this Agreement, the Option Liquidity Agreements or the Substitute Options by each individual who (i) is a director or officer of the Issuer or (ii) as of the Closing, will become a director or officer of the Issuer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          SECTION 1.08. Treatment of Company Warrants. (a) Except with respect to the Medarex Warrants and the Sanofi Warrants or as otherwise provided in
Section 1.09, each holder of warrants to purchase Company Shares (the "Company Warrants") and the Issuer hereby agree that, at the Closing, (i) each Company Warrant outstanding immediately prior to the Closing with an exercise price of less than E 6.32 shall be exchanged for the number of shares of Issuer Common Stock (rounded to the nearest whole number of shares of Issuer Common Stock) equal to the product of (A) the difference between (1) the number of Company Shares that were issuable upon exercise of the related Company Warrant immediately prior to the Closing and (2) the result of the aggregate exercise price that was payable upon the exercise of the related Company Warrant divided by E 6.32 multiplied by (B) the Exchange Ratio and (ii) such holder shall irrevocably waive all of its rights in such holder's Company Warrants outstanding immediately prior to the Closing with an exercise price of at least E 6.32, effective as of the Closing.

          (b) Medarex, Inc., a New Jersey corporation ("Medarex") hereby agrees to exercise in full, as of immediately prior to the Closing and subject to the Closing, the warrants issued by the Company to Medarex on September 11, 2000 (the "Medarex Warrants") to subscribe for convertible redeemable bonds (the "Convertible Redeemable Bonds"), the terms of which are set forth in the minutes of the Company extraordinary general shareholder meeting held on September 11, 2000 (which references the Unit Purchase Agreement, dated as of July 21, 2000, between the Company and Medarex), in accordance with the terms thereof, and, immediately thereafter, to convert such Convertible Redeemable Bonds received upon exercise of the Medarex Warrants into Company Shares in accordance with the terms of such Convertible Redeemable Bonds, subject to the approval of the shareholders of the Company to amend such warrants as provided in Section 6.16(a).

          (c) Sanofi-Aventis S.A., a societe anonyme organized under the laws of France ("Sanofi"), hereby agrees to exercise in full, as of immediately prior to the Closing and subject to the Closing, the warrants to purchase Company Shares issued by the Company to Sanofi on January 7, 2000 (the "Sanofi Warrants"), subject to the approval of the shareholders of the Company to amend the such warrants as provided in Section 6.16(a).

          SECTION 1.09. Treatment of Company Securities Held in an Individual Shares Savings Plan. (a) Each shareholder of the Company who holds Company Shares in a plan d'epargne en actions (a "PEA") as of the date of this Agreement shall have the option to either (i) exchange their Company Shares for shares of Issuer Common Stock in accordance with the terms and subject to the conditions of the Share Exchange at the Closing or (ii) enter into a Put/Call Agreement, substantially in the form of Exhibit H attached hereto (the "Put/Call Agreement"), with the Issuer, pursuant to which, among other things, such shareholder shall have the right to require the Issuer to purchase, and the Issuer shall have the right to require such shareholder to sell to the Issuer, the Company Shares held in the PEA, at any time for a period of 30 days after the closing of the First Equity Financing, for an aggregate purchase price, payable in cash, equal to the product of (A) the product of the number of Company Shares held in the PEA multiplied by the Exchange Ratio, multiplied by
(B) the price per share of Issuer Common Stock sold in the First Equity Financing, less the underwriters' discounts or commissions; provided, however, that, in the event that the First Equity Financing is not consummated within two years after the Closing, each Company Share subject to a Put/Call Agreement shall be exchanged for the number of shares of Issuer Common Stock equal to the Exchange Ratio. Such shareholder shall inform the Issuer, in writing, at least five business days prior to the Closing of the option such shareholder has elected in accordance with this Section 1.09(a); provided, however, that, in the event that such shareholder shall fail to inform the Issuer of its election in accordance with this Section 1.09(a), such shareholder shall be deemed to have elected to exchange their Company Shares for shares of Issuer Common Stock in accordance with the terms and subject to the conditions of the Share Exchange. "First Equity Financing" shall mean the first offering of equity securities of the Issuer with aggregate proceeds (net of any underwriters' discounts or commission and expenses related to the financing) of at least ten times the aggregate U.S. dollar amount which would be payable by the Issuer for the Company Shares held in a PEA in accordance with all of the Put/Call Agreements entered into by the Issuer in accordance with this Section 1.09 completed by the Issuer after the Closing, but excluding any issuance of equity securities of the Issuer in a strategic partnering, licensing, merger or acquisition transaction.

          (b) Each Company Warrant held in a PEA immediately prior to the Closing and with an exercise price of less than E 6.32 immediately prior to Closing (a "PEA Warrant") shall be exchanged, immediately after the Closing, by the Issuer for the number of Company Shares issuable to such holder upon exercise thereof less the result of the aggregate exercise price payable upon the exercise of such Company Warrant divided by 6.32. Each such holder shall have the option to either (i) exchange the Company Shares received upon exchange for the PEA Warrants for shares of Issuer Common Stock in accordance with the terms of the Share Exchange immediately after the Closing, or (ii) enter into a Put/Call Agreement with the Issuer with respect to the Company Shares received upon exchange for the PEA Warrants. Such holder shall inform the Issuer, in writing, at least five business days prior to the Closing of the Option such holder has elected in accordance with this Section 1.09(b); provided, however, that, in the event that such holder shall fail to so inform the Issuer, such holder shall be deemed to have elected to exchange its Company Shares for shares of Issuer Common Stock in accordance with the terms of the Share Exchange.

          SECTION 1.10. Notices to Other Shareholders. (a) Promptly after the execution and delivery of this Agreement, and in any event within four days after the execution and delivery of this Agreement, the Shareholder Representative, on behalf of the Principal Company Shareholders, shall provide notice (the "Offer Notification"), substantially in the form of Exhibit I attached hereto, to the shareholders of the Company as of the date of this Agreement other than the Principal Company Shareholders (the "Other Shareholders") pursuant to Section 6 of the Company Shareholder Agreement, together with the documents contemplated by such notices. Any Offer Notification shall be made in accordance with all applicable Laws and the parties hereto acknowledge and agree that, notwithstanding any provision to the contrary contained herein except as provided in Section 6.12(c), the Principal Company Shareholders shall not be prohibited from accepting a valid Counterbid (for purposes of this Agreement, such term shall have the meaning ascribed to it in the Company Shareholders Agreement) in accordance with the Company Shareholders Agreement. The Shareholder Representative, on behalf of the Principal Company Shareholders, shall take any other actions, reasonably requested by the Issuer or reasonably deemed necessary by the Shareholder Representative, to require all the Other Shareholders to exchange such shareholder's Company Shares for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement, in accordance with Section 6 of the Company Shareholders Agreement.

          (b) After delivery of the Offer Notification in accordance with
Section 1.10(a) above, each Other Shareholder may submit to the Issuer a signed agreement substantially in the form of Exhibit J attached hereto (a "Joinder Agreement"). Upon execution of the Joinder Agreement by an Other Shareholder, the parties hereto acknowledge and agree that such Other Shareholder shall become a party to this Agreement and shall be deemed to be a "Principal Company Shareholder" for all purposes under this Agreement, with all of the rights and obligations of, and subject to all of the terms and conditions applicable to, a Principal Company Shareholder. The Issuer agrees to purchase Company Shares from each Other Shareholder who submits a signed Joinder Agreement to the Issuer on the terms and subject to the conditions of this Agreement.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

          Solely for purposes of Section 7.02(a) and Article IX of this Agreement, except as set forth in the Company Disclosure Schedule that has been delivered to the Issuer in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule") (which Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this Article II, and any information disclosed in any such section of the Company Disclosure Schedule shall be deemed to be disclosed only for purposes of the corresponding section of this Article II, unless it is readily apparent that the disclosure contained in such section of the Company Disclosure Schedule contains enough information regarding the subject matter of other representations and warranties contained in this Article II as to clearly qualify or otherwise clearly apply to such other representations and warranties):

          SECTION 2.01. Corporate Organization. (a) The Company is a societe anonyme duly organized and validly existing under the laws of France. Each subsidiary of the Company (each, a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and each Company Subsidiary has the requisite corporate power and authority and all necessary Governmental Authorizations to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the Share Exchange or any of the other transactions contemplated by this Agreement (collectively, the "Transactions") or prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 2.01(b) of the Company Disclosure Schedule. Except for the Company Subsidiaries, the Company has not owned since January 1, 2000, and does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 2.02. Corporate Books and Records. (a) The Company has heretofore made available to the Issuer a complete and correct copy of its organizational documents (including bylaws, articles of association or incorporation and any equivalent governing or charter document ("Organizational Documents")), each as amended to date, of the Company and each Company Subsidiary. Such Organizational Documents are in full force and effect. Neither the Company nor any Company Subsidiary has violated, or is in violation of, any of the provisions of its Organizational Documents, except for such violations that are not material. No event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time) to constitute or result, directly or indirectly, in a material violation of the provisions of the Organizational Documents of the Company or any Company Subsidiary.

          (b) The attendance register of the Company's Conseil d'Administration, the minutes of the Conseil d'Administration and the shareholders meetings and the share registers (the registre des mouvements de titres and the comptes d'actionnaires) required by the French Code de Commerce are up-to-date, have been fully maintained and contain true and accurate records in all material respects. There have been no meetings or proceedings of the Company's Conseil d'Administration or the shareholders of the Company, other than those reflected in the Company's records. Complete and accurate copies of all such records and of the stock register of the Company have been made available by the Company to the Issuer.

          SECTION 2.03. Capitalization. (a) As of the date of this Agreement,
(i) 5,951,121 Company A Shares and 9,743,325 Company B Shares are issued and outstanding, validly issued, fully paid and not subject to calls for future contributions, (ii) no Company A Shares or Company B Shares are held in the treasury of the Company, or held by subsidiaries of the Company; (iii) 1,156,997 Company A Shares may be issued pursuant to outstanding Company Stock Options granted pursuant to the Company Stock Option Plans, and (iv) 4,242,822 Company Shares may be issued pursuant to the outstanding Company Warrants, all of which are listed in Section 2.03(a) of the Company Disclosure Schedule. Except as set forth in this Section 2.03, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 2.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option as of the date of this Agreement, (i) the name of the Company Stock Option recipient; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of Company Shares subject to such Company Stock Option; (iv) the exercise or purchase price of such Company Stock Option;
(v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Option expires and
(viii) whether the exercisability of or right to repurchase of such Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Company has made available to the Issuer accurate and complete copies of all Company Stock Option Plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock award agreements evidencing such Company Stock Options. All Company Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and not subject to calls for future contributions. Except as set forth in Section 2.03(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Except as set forth in Section 2.03(a) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Transactions. All outstanding Company Shares, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

          (b) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 2.04. Authority Relative to This Agreement. No corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the vote of the shareholders of the Company set forth in Section 2.18(b) at the Company Shareholders' Meeting).

          SECTION 2.05. No Conflict; Required Filings and Consents. (a) The consummation of the Share Exchange and the other Transactions will not (i) conflict with or violate the Organizational Documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.05(b) have been obtained and all filings and obligations described in Section 2.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) cause the Company, any Company Subsidiary, the Issuer or any of the Issuer's affiliates to become subject to, or liable for the payment of, any Tax (except as set forth in Section 2.05(a) of the Company Disclosure Schedule), (iv) cause any of the assets owned or used by the Company or any Company Subsidiary to be reassessed or revalued by any taxing authority, or (v) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their assets or properties is bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) The consummation of the Share Exchange will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws; (ii) the pre-merger notification and waiting period requirements of the Hart-Scott-Rodino Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), applicable with respect to any Principal Company Shareholder that would acquire shares of Issuer Common Stock valued (in accordance with the HSR Act) at $50 million or more in connection with the Share Exchange; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          SECTION 2.06. Permits; Compliance. (a) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (other than the Drug Regulatory Agencies (as defined below)) necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Each material Company Permit is listed in Section 2.06(a) of the Company Disclosure Schedule. The Company has made available to the Issuer complete and accurate copies of each Company Permit, including all amendments and renewals thereto, listed in Section 2.06(a) of the Company Disclosure Schedule. As of the date of this Agreement, each Company Permit is valid and in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are, and have at all times been, in full compliance with all of the terms and requirements of each Company Permit, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time) to constitute or result, directly or indirectly, in a violation of or a failure to comply with any term or requirement of any Company Permit or result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit, except where the violation, failure to comply, revocation, withdrawal, suspension, cancellation, termination or modification would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Since January 1, 2002, neither the Company nor any of the Company Subsidiaries has received any written communication regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any material Company Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or adverse modification of any material Company Permit. All applications required to have been filed for the renewal of each Company Permit have been duly filed on a timely basis, and each other notice or filing required to have been given or made with respect to such Company Permit has been duly given or made on a timely basis, except where the failure to make such filing would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) Each of the Company and the Company Subsidiaries holds all new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, product export applications and other approvals issuable by the U.S. Food and Drug Administration (the "FDA"), the European Agency for the Evaluation of Medical Products (the "EMEA") or the Agence Francaise de Securite Sanitaire des Produits de Sante (the "Agence Francaise", and together with the FDA and EMEA, the "Drug Regulatory Agencies") (the "Company Regulatory Permits") necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted and the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation, as currently conducted, of any of their products or product candidates, including Mepact, Bexidem, Jenact, Uvidem, Colidem, Dc Ova and Liposomal KSA (the "Company Product Candidates") and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company is in compliance in all material respects with the Company Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Regulatory Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Regulatory Permit. Except for the information and files identified in Section 2.06(b) of the Company Disclosure Schedule, the Company has made available to the Issuer all information in its possession or control relating to the Company Product Candidates and the development, clinical testing, manufacture and sale of the Company Product Candidates, including complete and correct copies of the following (to the extent there are any): (i) adverse event reports; clinical study reports and material study data; and inspection reports, notices of adverse findings, warning letters, filings and letters and other correspondence with any Drug Regulatory Agency; and (ii) similar reports, study data, notices, letters, filings and correspondence with any other Governmental Authority.

          (c) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or in which the Company or its current products or product candidates, including the Company Product Candidates, have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug Regulatory Agencies and other applicable Laws. All quality control, record keeping, notification, reporting and manufacturing systems used for the Company's commercial products and for the manufacturing of clinical supplies conforms to the applicable regulations of the Drug Regulatory Agencies and good manufacturing practices.

          SECTION 2.07. Financial Statements. (a) True and complete copies of the audited consolidated balance sheet of the Company for each of the three fiscal years ended as of December 31, 2001, 2002 and 2003, and the related audited consolidated statements of income, retained earnings, shareholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the independent accountants of the Company (collectively, referred to herein as, the "Company Financial Statements") and the unaudited consolidated balance sheet of the Company as of September 30, 2004, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Company Interim Financial Statements") have been delivered by the Company to the Issuer. The Company Financial Statements and the Company Interim Financial Statement (i) were prepared in accordance with the books of account and other financial records of the Company and the Company Subsidiaries, (ii) give a true and fair view (image sincere et fidele) of the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with French generally accepted accounting principles ("French GAAP") applied on a basis consistent with the past practices of the Company and the Company Subsidiaries and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Company Subsidiaries and the results of operations of the Company and the Company Subsidiaries as of the dates thereof or for the periods covered thereby.

          (b) True and correct copies of a reconciliation to U.S. GAAP of the consolidated statements of income and shareholders' equity of the Company for the fiscal year ended December 31, 2003 and consolidated statements of income and shareholders' equity of the Company for the nine months ended September 30, 2004 and a balance sheet as of September 30, 2004 have been delivered by the Company to the Issuer.

          (c) The books of account and other financial records of the Company and the Company Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with French GAAP applied on a basis consistent with the past practices of the Company and the Company Subsidiaries, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as at September 30, 2004, including the notes thereto, neither the Company nor any Company Subsidiary has any liability of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with French GAAP, except for Liabilities, (i) incurred pursuant to this Agreement and the Transactions; or (ii) incurred in the ordinary course of business consistent with past practice since September 30, 2004, which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (e) The Company has in place internal controls over financial reporting that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with French GAAP and include policies and procedures that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with French GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorization of management and the advisors of the Company.

          (f) Since January 1, 2002, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by applicable Law.

          SECTION 2.08. Absence of Certain Changes or Events. Since September 30, 2004, except as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice; (b) there has not been any Company Material Adverse Effect or any event, condition or circumstance that would reasonably be expected to have a Company Material Adverse Effect; and
(c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01.

          SECTION 2.09. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority that (a) individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect or (b) seeks to, directly or indirectly, delay, prevent, make illegal or otherwise interfere with the consummation of any of the Transactions. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority, or any effective or, to the Knowledge of the Company, proposed order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, that would reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          SECTION 2.10. Employee Benefit Plans. (a) Section 2.10(a) of the Company Disclosure Schedule lists: (i) all employee benefit plans (as defined in, and whether or not subject to, Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Company Subsidiary or the consummation of any Transaction (collectively, the "Company Plans"). The Company has made available to the Issuer a true and complete copy of (i) such Company Plans, (ii) the most recently filed Internal Revenue Service ("IRS") Form 5500, if any,
(iii) the most recent summary plan description for each Company Plan for which a summary plan description is required by applicable law, (iv) the most recently received IRS determination letter, if any, issued by the IRS with respect to any Company Plan that is intended to qualify under Section 401(a) of the Code, and
(v) the most recently prepared actuarial report or financial statement, if any, relating to a Company Plan.

          (b) None of the Company Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth in Section 2.10(b) of the Company Disclosure Schedule or in accordance with applicable Law, none of the Company Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as set forth in Section 2.10(b) of the Company Disclosure Schedule or in accordance with applicable Law, none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

          (c) Each Company Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and to the Knowledge of the Company, there have not been any defaults or violations by any party to, any Company Plan. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and, to the Knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any such Action.

          (d) Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Company Plan for which determination letters are currently available that the Company Plan is so qualified and each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust.

          (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which would reasonably be expected to give rise to any such liability.

          (f) All material contributions, premiums or payments required to be made with respect to any Company Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes, to the extent applicable, and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which would reasonably be expected to give rise to any such challenge or disallowance.

          (g) In addition to the foregoing, with respect to each Company Plan that is not subject to United States Law (a "Non-U.S. Company Plan"):

          (i) all employer and employee contributions to each Non-U.S. Company Plan required by Law or by the terms of such Non-U.S. Company Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, and a pro rata contribution for the period prior to and including the date of this Agreement has been made or accrued;

          (ii) the fair market value of the assets of each funded Non-U.S. Company Plan, the liability of each insurer for any Non-U.S. Company Plan funded through insurance or the book reserve established for any Non-U.S. Company Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the date of this Agreement with respect to all current and former participants under such Non-U.S. Company Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Company Plan, and no Transaction shall cause such assets or insurance obligations to be less than such benefit obligations; and

          (iii) each Non-U.S. Company Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Non-U.S. Company Plan is now and always has been operated, in all material respects, in compliance with all applicable non-United States Laws.

          SECTION 2.11. Labor and Employment Matters. (a) Except as set forth in
Section 2.11(a) of the Company Disclosure Schedule:

          (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees;

          (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees;

          (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

          (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority, nor any current union representation questions involving employees of the Company or any Company Subsidiary; and

          (v) there is no strike, slowdown, work stoppage, labor dispute or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. To the Knowledge of the Company, no event has occurred and no condition or circumstance exists that would reasonably be expected to, directly or indirectly, give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, labor dispute or lockout, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) No consent is required pursuant to any collective bargaining agreement set forth in Section 2.11(a) of the Company Disclosure Schedule to consummate the Transactions.

          (c) Except as set forth in Section 2.11(c) of the Company Disclosure
Schedule:

          (i) the Company and the Company Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, overtime, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

          (ii) the Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with French GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Company Subsidiary, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

          (iii) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

          (iv) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of the Company, threatened with respect to the Company; and

          (v) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employ any person.

          (d) All officers, management employees, and technical and professional employees of the Company and the Company Subsidiaries are under written obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Company Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter and copies of the forms of all such written obligations have been made available by the Company to the Issuer.

          (e) Section 2.11(e) of the Company Disclosure Schedule accurately identifies each former employee of the Company or any Company Subsidiary who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or it scheduled to receive) any benefits relating to such former employee's employment with the Company or any Company Subsidiary and accurately describes such benefits.

          (f) To the Knowledge of the Company, no officer of the Company or any Company Subsidiary: (i) intends to terminate his employment with the Company or Company Subsidiary; or (ii) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other contract that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company or Company Subsidiary, or (B) the Company's business or operations.

          (g) Section 2.11(g) of the Company Disclosure Schedule accurately sets forth, with respect to each person that was an independent contractor of the Company or Company Subsidiary as of the Effective Date: (i) the name of such independent contractor and the date as of which such independent contractor was originally hired, (ii) a description of such independent contractor duties and responsibilities, (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company or any Company Subsidiary with respect to services performed in 2004, (iv) the terms of compensation of such independent contractor, and (v) any permit, authorization, franchise or other right that is held by such independent contractor and that relates to or is useful in connection with the Company's business.

          (h) None of the current or former independent contractors of the Company or any Company Subsidiary should be reclassified as an employee under applicable Law.

          SECTION 2.12. Property and Leases. (a) Section 2.12(a) of the Company Disclosure Schedule lists each parcel of real property currently or formerly owned by the Company or any Company Subsidiary. Each parcel of real property owned by the Company or any Company Subsidiary (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than Permitted Liens, and (ii) is neither subject to any Governmental Order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

          (b) Section 2.12(b) of the Company Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or any Company Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Company Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "Company Lease Documents"). True, correct and complete copies of all Company Lease Documents have been made available to the Issuer. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company's Knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

          (c) Except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse
Effect: (i) there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used; and (ii) there are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary.

          (d) Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property.

          SECTION 2.13. Intellectual Property. (a) (i) Section 2.13(a)(i) of the Company Disclosure Schedule lists (A) each item of Intellectual Property owned (in whole or in part) by the Company or a Company Subsidiary and which is the subject of a registration ("Company Registered Intellectual Property") or an application for registration, (B) the jurisdiction(s) in which such item of Intellectual Property has been filed or registered, if any, and the applicable registration or serial number, and (C) any other person that has an ownership interest in such item of Intellectual Property, and (ii) Section 2.13(a)(ii) of the Company Disclosure Schedule lists each material item of Intellectual Property licensed to the Company or a Company Subsidiary ("Company Licensed Intellectual Property").

          (b) Except as set forth in Section 2.13(b) of the Company Disclosure
Schedule:

          (i) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party;

          (ii) the Company and the Company Subsidiaries own or are licensed to use all Intellectual Property used in or, to the Knowledge of the Company, necessary for the conduct of their businesses as currently conducted;

          (iii) there are no claims pending or, to the Knowledge of the Company, threatened, against the Company or any Company Subsidiary (A) alleging that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Company Owned Intellectual Property or Company Licensed Intellectual Property;

          (iv) with respect to each item of Company Owned Intellectual Property, the Company or a Company Subsidiary is the exclusive owner of the entire right, title and interest in and to such Company Owned Intellectual Property free and clear of all liens, encumbrances and other restrictions, and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business;

          (v) there are no settlements, forbearances to sue, consents, judgments, orders or similar obligations that (A) restrict the business of the Company and the Company Subsidiaries in or under any Intellectual Property rights of any third party or (B) with respect to Company Owned Intellectual Property that is exclusively owned by the Company or a Company Subsidiary, permit any third party to use such Company Owned Intellectual Property;

          (vi) with respect to each item of Company Licensed Intellectual Property, the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;

          (vii) the Company Registered Intellectual Property has not been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, is valid and enforceable. Without limiting the foregoing:

               (A) each U.S. patent application and U.S. patent in which the Company has or purports to have an ownership interest and which is relevant to the Company Product Candidates was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

               (B) each non-U.S. patent application and non-U.S. patent in which the Company has or purports to have an ownership interest and which is relevant to the Company Product Candidates was filed or claims priority to a patent application filed, before the time at which each invention described in such non-U.S. patent application or non-U.S. patent was first made available to the public;

               (C) to the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name used by the Company or any Company Subsidiary infringes any trademark (whether registered or unregistered) or trade name of any third party;

               (D) the Company has not incurred an impairment charge to goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest; and

               (E) each item of Company Registered Intellectual Property is, and at all times has been, in compliance in all material respects with all requirements under applicable Laws, and all filings, payments and other actions required to be made or taken to maintain such item of Company Registered Intellectual Property in full force and effect have been made by the applicable deadline, except as would not have a Company Material Adverse Effect;

          (viii) the Company has made available to the Issuer complete and accurate copies of all applications, correspondence and other material documents related to each item of Company Registered Intellectual Property, subject to any such applications, correspondence and other documents withheld for reasons related to attorney-client privilege;

          (ix) no interference, opposition, reissue, reexamination or other proceeding of any nature is or has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company Registered Intellectual

     Property is being, has been or could reasonably be expected to be contested or challenged;

          (x) to the Knowledge of the Company, there is no legitimate basis for a claim that any Company Owned Intellectual Property is invalid or unenforceable;

          (xi) to the Knowledge of the Company, no person is engaging, or has engaged, in any activity that materially infringes upon the Company Owned Intellectual Property;

          (xii) to the Knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

          (xiii) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder;

          (xiv) neither the execution of this Agreement nor the consummation of any Transaction will, with or without notice or the lapse of time, result in or give any third party the right or option to cause or declare: (A) any loss or, or encumbrance on, any Company Owned Intellectual Property, (B) the release, disclosure or delivery of any Company Owned Intellectual Property by or to any escrow agent or other third party, or (C) an adverse affect on any of the Company's material rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property; and

          (xv) the Company has made available to the Issuer an accurate copy of each of its standard form of (A) end-user license agreement; (B) employee or independent contract agreement containing any assignment or license of Intellectual Property or any confidentiality provision; and (C) confidentiality or non-disclosure agreement.

          SECTION 2.14. Taxes. (a) The Company and the Company Subsidiaries prepared in compliance with all applicable Laws and have filed all French, federal, local and non-French Tax returns and reports required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves for payment have been established on the Company Interim Financial Statements. All such Tax returns are true, accurate and complete in all material respects. No such Tax returns have ever been examined or audited by any Governmental Authority.

          (b) Neither the French nor any non-French taxing authority or agency is now asserting or, to the Knowledge of the Company, threatening to assert, against the Company or any Company Subsidiary any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. No claim or Action is pending or, to the Knowledge of the Company, threatened against or with respect to any of the Company or the Company Subsidiaries in respect of any Tax.

          (c) Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (d) The accruals and reserves for Taxes reflected in the Company Interim Financial Statements are adequate to cover all Taxes accruable through September 30, 2004 (including interest and penalties, if any, thereon) in accordance with French GAAP. On or before the Closing Date, the Company will establish, in the ordinary course of business and consistent with past practices, reserves adequate for the payment of all Taxes for the period from the date of the Company Interim Financial Statements through the Closing Date.

          (e) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due.

          (f) There is no agreement, plan, arrangement or other contract covering, benefiting or relating to any employee of the Company or the Company Subsidiaries that, considered individually or considered collectively with any other such contracts, could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code (or any comparable provision of French federal, local and non French Tax laws). None of the Company or the Company Subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar arrangement. None of the Company or the Company Subsidiaries is a party to any agreement to compensate any third party for excise taxes payable pursuant to
Section 4999 of the Code.

          (g) No claim has ever been made by any Governmental Authority in a jurisdiction where the Company or a Company Subsidiary does not file a Tax return that such Company or Company Subsidiary is or may be subject to taxation by that jurisdiction. None of the Company or the Company Subsidiaries: (i) is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to any portion of such person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes); or (ii) is a party to or bound by any agreement or obligation providing for payments by the Company or Company Subsidiaries with respect to any amount of Taxes of any other person.

          (h) The Company and the Company Subsidiaries will have no federal, state, local, or foreign tax or other Liability arising out of the Transactions. No Tax liability or restriction, reduction or limitation on or of favorable Tax attributes (such as losses or credits, loss or credit carryovers, basis or deduction) will arise directly or indirectly as a result of the Transactions.
Section 2.14(h) of the Company Disclosure Schedule sets forth the amount of available net operating loss and credit carryovers to the Company (including the Company Subsidiaries) as of December 31, 2003. Prior to the Closing Date, none of the Company, any Company Subsidiary or any predecessor has been subject to any provision limiting the carryover of the available net operating losses and credit carryovers set forth in the Company Disclosure Schedule has otherwise been restricted, reduced or limited.

          (i) The Company has made available to Issuer accurate and complete copies of all Tax Returns of the Company and the Company Subsidiaries.

          SECTION 2.15. Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect:

          (i) none of the Company or any Company Subsidiary has violated or is in violation of any Environmental Law;

          (ii) none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance;

          (iii) none of the Company or any Company Subsidiary is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances;

          (iv) none of the Company or any Company Subsidiary is actually, potentially or allegedly liable under any Environmental Law;

          (v) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and the Company Subsidiaries are in compliance in all material respects with such permits, licenses and authorizations; and

          (vi) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law.

          SECTION 2.16. Material Contracts. (a) Subsections (i) through (xi) of
Section 2.16(a) of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements are required to be set forth in Section 2.16(a) of the Company Disclosure Schedule being the "Material Company Contracts"):

          (i) each contract and agreement which is likely to involve consideration of more than $250,000, in the aggregate, over the remaining term of such contract or agreement;

          (ii) all contracts and agreements evidencing outstanding indebtedness in a principal amount of $250,000 or more;

          (iii) all leases of real property leased for the use or benefit of the Company or any Company Subsidiary;

          (iv) all material contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

          (v) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vi) all contracts and agreements providing for benefits under any Company Plan;

          (vii) all contracts for employment required to be listed in Section
     2.10 of the Company Disclosure Schedule;

          (viii) all contracts and agreements governing the use by the Company (or any Company Subsidiary) of Company Licensed Intellectual Property;

          (ix) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party;

          (x) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party; and

          (xi) all other contracts and agreements that are material to the Company and the Company Subsidiaries, taken as a whole, or the absence of which would reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) Except as set forth in Section 2.16(b) of the Company Disclosure
Schedule:

          (i) each Material Company Contract is a legal, valid and binding agreement, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

          (ii) none of the Company or any Company Subsidiary has received any claim of default under any Material Company Contract and none of the Company or any

     Company Subsidiary is in breach or violation of, or default under, any Material Company Contract;

          (iii) no event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time): (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any third party the right to declare a default or exercise a remedy under any Material Company Contract, (C) give any third party the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any person the right to terminate, cancel or modify any Material Company Contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

          (iv) to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Material Company Contract;

          (v) the Company has not explicitly waived any of its rights under any Material Company Contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; and

          (vi) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any Company Subsidiary under any Material Company Contract.

The Company has furnished or made available to the Issuer true and complete copies of all Material Company Contracts, including any amendments thereto.

          (c) Except as set forth in Section 2.16(c) of the Company Disclosure
Schedule:

          (i) none of the Company or any Company Subsidiary is a party to any agreement pursuant to which the Company or any Company Subsidiary guarantees or otherwise has agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of any Liability of any third party;

          (ii) none of the Company or any Company Subsidiary is a party to or bound by (A) any joint venture agreement, partnership, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar contract, or (B) any contract that creates or grants to any third party, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest;

          (iii) the performance of the Material Company Contracts will not result in any violation of or failure to comply with any Law; and

          (iv) no third party is renegotiating any material amount paid or payable to the Company or any Company Subsidiary under any term or provision of a Material Company Contract.

          SECTION 2.17. Insurance. The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance). Since January 1, 2000, none of the Company or any Company Subsidiary has received any notice or other written communication from any of its insurance carriers regarding any actual or threatened cancellation or invalidation of, or any actual or threatened denial of coverage or rejection of any claim under, any such insurance policy of the Company.

          SECTION 2.18. Board Approval. (a) The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has approved the Transactions and resolved to recommend that the holders of Company Shares enter into this Agreement and approve the Warrant Amendments.

          (b) The only vote of the holders of any class or series of capital stock of the Company necessary in connection with the Transactions to which the Company is a party is (i) with respect to the approval of the 2004 Company Financial Statements, the approval thereof by the holders of a majority of the Company Shares, present or represented at the Company Shareholders' Meeting, voting as a single class at the Company Shareholders' Meeting and (ii) with respect to the approval of each Warrant Amendment, the approval thereof by the holders of two-thirds of the Company Shares, present or represented at the Company Shareholders' Meeting, voting as a single class at the Company Shareholders' Meeting.

          SECTION 2.19. Certain Business Practices. None of the Company, any Company Subsidiary or, to the Knowledge of the Company, any directors or officers, agents or employees of the Company or any Company Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

          SECTION 2.20. Interested Party Transactions. No director, Company Executive Officer or other affiliate of the Company or any Company Subsidiary has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services;
(iii) a beneficial interest in any contract or agreement disclosed in Section
2.16 of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any Company Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 2.20. The Company, since January 1, 2002, has not, directly or indirectly, including through a Company Subsidiary (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

          SECTION 2.21. Brokers. No broker, finder or investment banker (other than UBS Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to the Issuer a complete and correct copy of all agreements between the Company and UBS Securities LLC pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                  ARTICLE III

   REPRESENTATIONS AND WARRANTIES REGARDING THE PRINCIPAL COMPANY SHAREHOLDERS

          Except as set forth in the Company Disclosure Schedule, each Principal Company Shareholder hereby represents and warrants to the Issuer that:

          SECTION 3.01. Organization; Qualification. (a) Such Principal Company Shareholder, if it is an individual, has all legal capacity to enter into this Agreement and to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Such Principal Company Shareholder, if it is a corporation or other legal entity, is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation.

          SECTION 3.02. Authority Relative to This Agreement. Such Principal Company Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. This Agreement has been duly and validly executed and delivered by such Principal Company Shareholder and, assuming the due authorization, execution and delivery by the Issuer, constitutes a legal, valid and binding obligation of such Principal Company Shareholder, enforceable against such Principal Company Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          SECTION 3.03. No Conflict. (a) The execution and delivery of this Agreement by such Principal Company Shareholder do not, and the performance of this Agreement by such Principal Company Shareholder will not, (i) conflict with or violate the Organizational

Documents of such Principal Company Shareholder (if such Principal Company Shareholder is a corporation or other legal entity), (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.05(b) have been obtained and all filings and obligations described in Section 2.05(b) have been made, conflict with or violate any Law applicable to such Principal Company Shareholder or by which the Company Shares owned by such Principal Company Shareholder are bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Company Shares owned by such Principal Company Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Company Shareholder is a party or by which such Principal Company Shareholder or the Company Shares owned by such Principal Company Shareholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay such Principal Company Shareholder from performing its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Principal Company Shareholder do not, and the performance of this Agreement by such Principal Company Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Principal Company Shareholder, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover Laws; (ii) the pre-merger notification and waiting period requirements of the HSR Act applicable with respect to any Principal Company Shareholder that would acquire shares of Issuer Common Stock valued (in accordance with the HSR
Act) at $50 million or more in connection with the Share Exchange; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent such Principal Company Shareholder from performing its obligations under this Agreement.

          SECTION 3.04. Title to the Shares. As of the date hereof, such Principal Company Shareholder is the record and beneficial owner of the number of Company Shares, Company Stock Options and Company Warrants set forth opposite such Principal Company Shareholder's name in Exhibit A attached hereto. Except as set forth on Exhibit A, such Company Shares are all the securities of the Company owned, now and, at all times during the term hereof will be, either of record or beneficially, by such Principal Company Shareholder. The Company Shares owned by such Principal Company Shareholder are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement.

          SECTION 3.05. Investment Experience and Status. (a) Such Principal Company Shareholder has such knowledge and experience in financial and business matters that such Principal Company Shareholder is capable of evaluating the merits and risks of such Principal Company Shareholder's investment in shares of Issuer Common Stock pursuant to this Agreement, such Principal Company Shareholder is experienced in evaluating and investing in companies and such Principal Company Shareholder can bear the economic risk of its investment in shares of Issuer Common Stock pursuant to this Agreement for an indefinite period of time.

          (b) Either: (i) such Principal Company Shareholder is outside the United States as of the date of this Agreement, such Principal Company Shareholder does not reside in the United States and such Principal Company Shareholder is not a corporation, partnership, trust or other entity organized or incorporated under the laws of the United States; or (b) such Principal Company Shareholder is an "accredited investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, which means, among other things, that he, she, or it is a person, corporation or other entity with a substantial net worth and significant experience with similar investments.

          (c) Such Principal Company Shareholder is acquiring its shares of Issuer Common Stock pursuant to this Agreement as an investment for such person's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Principal Company Shareholder has no present intention of selling, granting any participation in, or otherwise distributing its shares of Issuer Common Stock to be acquired pursuant to this Agreement. Such Principal Company Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of its shares of Issuer Common Stock to be acquired pursuant to this Agreement.

          (d) Such Principal Company Shareholder understands that neither the shares of Issuer Common Stock to be issued pursuant to this Agreement nor the issuance and exchange of shares of Issuer Common Stock pursuant to this Agreement have been registered under the Securities Act and that the shares of Issuer Common Stock to be issued pursuant to this Agreement may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption from the registration requirements of the Securities Act, and that in the absence of an effective registration statement covering such shares of Issuer Common Stock or an available exemption from registration under the Securities Act, such shares of Issuer Common Stock must be held indefinitely. Such Principal Company Shareholder understands that neither the shares of Issuer Common Stock to be issued pursuant to this Agreement nor the issuance and exchange of shares of Issuer Common Stock pursuant to this Agreement are being registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of shares hereunder is exempt from registration under the Securities Act pursuant to Regulation S under the Section Act or Section 4(2) of the Securities Act or another exemption under the Securities Act, and that the Issuer's reliance on such exemption is predicated on the representations of such Principal Company Shareholder set forth in this Section 3.05.

          (e) Such Principal Company Shareholder believes that it has received all the information such person considers necessary or appropriate for deciding whether to agree to acquire shares of Issuer Common Stock pursuant to this Agreement. Such Principal Company Shareholder has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the issuance and exchange of shares of Issuer Common Stock pursuant to this Agreement and the business, properties, prospects, and financial condition of the Issuer.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES REGARDING THE ISSUER

          Solely for purposes of Section 7.03(a) and Article IX of this Agreement, except as set forth in the Issuer Disclosure Schedule that has been delivered to the Company and the Shareholder Representative in connection with the execution and delivery of this Agreement (the "Issuer Disclosure Schedule") (which Issuer Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this Article IV, and any information disclosed in any such section of the Issuer Disclosure Schedule shall be deemed to be disclosed only for purposes of the corresponding section of this Article IV, unless it is readily apparent that the disclosure contained in such section of the Issuer Disclosure Schedule contains enough information regarding the subject matter of other representations and warranties contained in this Article IV as to clearly qualify or otherwise clearly apply to such other representations and warranties):

          SECTION 4.01. Corporate Organization. (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary Governmental Authorizations to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. The Issuer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (b) The Issuer has not had since January 1, 2000, and does not have, any subsidiaries and has not owned since January 1, 2000, and does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 4.02. Corporate Books and Records. (a) The Issuer has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent Organizational Documents, each as amended to date, of the Issuer. Such Certificates of Incorporation, Bylaws or equivalent Organizational Documents are in full force and effect. The Issuer has not violated, or is not in violation of, any of the provisions of its Certificate of Incorporation, Bylaws or equivalent Organizational Documents, except for such violations that are not material. No event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time) to constitute or result, directly or indirectly, in a material violation of the provisions of the Organizational Documents of the Issuer.

          (b) The minute books of the Issuer contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Issuer Board, and all the committees of the Issuer Board. There have been no meetings or proceedings of the Issuer Board (or any committee thereof) or the stockholders of the Issuer, other than those reflected in the Issuer's records. Complete and accurate copies of all such minute books and of the stock register of the Issuer have been made available by the Issuer to the Company.

          SECTION 4.03. Capitalization. (a) The authorized capital stock of the Issuer consists of (i) 40,000,000 shares of Issuer Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Issuer Preferred Stock"), of which 859,666 shares have been designated Series S Preferred Stock (the "Series S Preferred Stock") and 549,622 shares have been designated Series S-1 Preferred Stock (the "Series S-1 Preferred Stock"). As of the date of this Agreement, (i) 16,014,569 shares of Issuer Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 859,666 shares of Series S Preferred Stock and 549,622 shares of Series S-1 Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (iii) no shares of Issuer Common Stock are held in the treasury of the Issuer, (iv) 505,665 shares of Issuer Common Stock are reserved for future issuance pursuant to future grants of Issuer Stock Awards under the Issuer's 2000 Stock Plan, (v) 139,101 shares of Issuer Common Stock are reserved for future issuance pursuant to the Issuer's 2001 Employee Stock Purchase Plan, (vi) 2,410,533 shares of Issuer Common Stock are reserved for future issuance pursuant to outstanding employee stock options ("Issuer Stock Options") and other purchase rights (together with Issuer Stock Options, the "Issuer Stock Awards") granted pursuant to the Issuer's 2000 Stock Plan, 1997 Stock Plan, 1994 Non-Employee Directors Stock Option Plan and 1989 Stock Plan (the "Issuer Stock Option Plans") and (vii) 2,275,426 shares of Issuer Common Stock are reserved for issuance pursuant to outstanding warrant or other rights to purchase shares of Issuer Common Stock. Except as set forth in this Section 4.03 or the Voting Agreements, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Issuer or obligating the Issuer to issue or sell any shares of capital stock of, or other equity interests in, the Issuer. Section 4.03(a) of the Issuer Disclosure Schedule sets forth the following information with respect to each Issuer Stock Award outstanding as of the date of this Agreement: (i) the name of the Issuer Stock Award recipient; (ii) the particular plan pursuant to which such Issuer Stock Award was granted; (iii) the number of shares of Issuer Common Stock subject to such Issuer Stock Award; (iv) the exercise or purchase price of such Issuer Stock Award; (v) the date on which such Issuer Stock Award was granted;
(vi) the applicable vesting schedule; (vii) the date on which such Issuer Stock Award expires; and (viii) whether the exercisability or right of repurchase of such Issuer Stock Award will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Issuer has made available to the Company accurate and complete copies of all Issuer Stock Option Plans pursuant to which the Issuer has granted such Issuer Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Issuer Stock Awards. All shares of Issuer Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Issuer to repurchase, redeem or otherwise acquire any shares of Issuer Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. There are no commitments or agreements of any character to which the Issuer is bound obligating the Issuer to accelerate the vesting of any Issuer Stock Option as a result of the Share Exchange or any of the Transactions. All outstanding shares of Issuer Common Stock and all outstanding Issuer Stock Options have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Laws and
(ii) all requirements set forth in applicable contracts.

          (b) Section 4.03(b) of the Issuer Disclosure Schedule specifies the currently applicable conversion price for each of the Series S Preferred Stock and the Series S-1 Preferred Stock. Except as set forth in Section 4.03(b) of the Issuer Disclosure Schedule, the conversion prices applicable to the Series S Preferred Stock and the Series S-1 Preferred Stock will not be subject to adjustment as a result of the Transactions.

          (c) The shares of Issuer Common Stock to be issued in the Share Exchange in accordance with Section 1.02, 1.08(a) or 1.09 will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Issuer's Certificate of Incorporation or Bylaws or any agreement to which the Issuer is a party or is bound and (ii) will, when issued and assuming the accuracy of the representations and warranties of the Principal Company Shareholders set forth in Section 3.05, be exempt from the registration requirements under the Securities Act and Exchange Act, and registered or exempt from registration under applicable Blue Sky Laws.

          (d) The Rights Agreement, dated as of March 19, 1999, and as amended on June 29, 1999, February 15, 2000, July 9, 2001 and December 18, 2001 (the "Issuer Rights Agreement"), between the Issuer and the American Stock Transfer & Trust Company, has expired in accordance with its terms and the Issuer has not adopted and is not a party to any other shareholder rights agreement or similar agreement.

          SECTION 4.04. Authority Relative to This Agreement. The Issuer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Issuer and the consummation by the Issuer of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Issuer is necessary to authorize this Agreement or to consummate the Transactions (other than the vote of the stockholders of the Issuer set forth in Section 4.18(b) at the Issuer Stockholders' Meeting). This Agreement has been duly and validly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Principal Company Shareholders, constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Issuer does not, and the performance of this Agreement by the Issuer will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or other Organizational Documents of the Issuer, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Issuer or by which any property or asset of the Issuer is bound or affected, (iii) cause the Company, any Company Subsidiary, the Issuer or any of Issuer's affiliates to become subject to, or liable for the payment of, any Tax, (iv) cause any of the assets owned or used by the Issuer to be reassessed or revalued by any taxing authority, or (v) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Issuer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Issuer is a party or by which the Issuer or any of its properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Issuer does not, and the performance of this Agreement by the Issuer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws; (ii) the pre-merger notification and waiting period requirements of the HSR Act applicable with respect to any Principal Company Shareholder that would acquire shares of Issuer Common Stock valued (in accordance with the HSR Act) at $50 million or more in connection with the Share Exchange; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions, or otherwise prevent the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          SECTION 4.06. Permits; Compliance. (a) The Issuer is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (other than the Drug Regulatory Agencies) necessary for the Issuer to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Issuer Permits"), except where the failure to have, or the suspension or cancellation of, any of the Issuer Permits would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. Each material Issuer Permit is listed in Section 4.06(a) of the Issuer Disclosure Schedule. The Issuer has made available to the

Company complete and accurate copies of each Issuer Permit, including all amendments and renewals thereto, listed in Section 4.06(a) of the Issuer Disclosure Schedule. As of the date of this Agreement, each Issuer Permit is valid and in full force and effect and no suspension or cancellation of any of the Issuer Permits is pending or, to the Knowledge of the Issuer, threatened, except where the failure to have, or the suspension or cancellation of, any of the Issuer Permits would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. The Issuer is, and has at all times been, in full compliance with all of the terms and requirements of each Issuer Permit, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. No event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time) to constitute or result, directly or indirectly, in a violation of or a failure to comply with any term or requirement of any Issuer Permit or result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, termination or modification of any Issuer Permit, except where the violation, failure to comply, revocation, withdrawal, suspension, cancellation, termination or modification would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. Since January 1, 2002, the Issuer has not received any written communication regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any material Issuer Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or adverse modification of any material Issuer Permit. All applications required to have been filed for the renewal of each Issuer Permit have been duly filed on a timely basis, and each other notice or filing required to have been given or made with respect to such Issuer Permit has been duly given or made on a timely basis, except where the failure to make such filing would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. The Issuer is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Issuer or by which any property or asset of the Issuer is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Issuer Permit, franchise or other instrument or obligation to which the Issuer is a party or by which the Issuer or any property or asset of the Issuer is bound, except for any such conflicts, defaults, breaches or violations that would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (b) The Issuer holds all new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, product export applications and other approvals issuable by the Drug Regulatory Agencies (the "Issuer Regulatory Permits") necessary for the conduct of the business of the Issuer as currently conducted and development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates, including EP HIV-1090, EP-1010, EP-1043, EP-1233, EP-2101, and MVA-BN32 (the "Issuer Product Candidates") and no such Issuer Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Issuer is in compliance in all material respects with the Issuer Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Issuer Regulatory Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Issuer Regulatory Permit. Except for the information and files identified in Section 4.06(b) of the Issuer Disclosure Schedule, the Issuer has made available to the Company all information in its possession or control relating to the Issuer Product Candidates and the development, manufacture and sale of the Issuer Product Candidates, including without limitation, complete and correct copies of the following (to the extent there are any): (i) adverse event reports; clinical study reports and material study data; and inspection reports, notices of adverse findings, warning letters, filings and letters and other correspondence with any Drug Regulatory Agency; and (ii) similar reports, study data, notices, letters, filings and correspondence with any other Governmental Authority.

          (c) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Issuer or in which the Issuer or its current products or product candidates, including the Issuer Product Candidates, have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug Regulatory Agencies and other applicable Laws. All quality control, record keeping, notification, reporting and manufacturing systems used for the Issuer's commercial products and for the manufacturing of clinical supplies conforms to the applicable regulations of the Drug Regulatory Agencies and good manufacturing practices.

          SECTION 4.07. SEC Filings; Financial Statements; Nasdaq. (a) The Issuer has filed all forms, reports and documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") since January 1, 2002 (collectively, the "Issuer SEC Reports"). The Issuer SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended or supplemented, as of the date of the last such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Issuer SEC Reports was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which, individually or in the aggregate, have not had, and would not reasonably be expected to have an Issuer Material Adverse Effect).

          (c) Except as and to the extent set forth on the balance sheet of the Issuer as at September 30, 2004, including the notes thereto, the Issuer does not have any Liability of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, except for Liabilities: (i) incurred pursuant to this Agreement and the Transactions; or (ii) incurred in the ordinary course of business consistent with past practice since September 30, 2004, which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (d) From January 1, 2002 through the date hereof, the Issuer has not received any comment letter from the SEC or the staff thereof. The Issuer has made available to the Company or its counsel all comment letters and other correspondence from or to Nasdaq dated on or after January 1, 2002 relating to the delisting or maintenance of listing of the Issuer Common Stock on the Nasdaq.

          (e) The Issuer has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Issuer SEC Report. The Issuer maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that material information concerning the Issuer is made known on a timely basis to the individuals responsible for the preparation of the Issuer's SEC filings and other public disclosure documents.

          (f) The Issuer has in place internal controls over financial reporting that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and include policies and procedures that:
(i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Issuer are being made only in accordance with authorization of management and the advisors of the Issuer; and
(iii) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Issuer that could have a material effect on the financial statements.

          (g) Since January 1, 2002, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Issuer, the Issuer Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act of 2002.

          SECTION 4.08. Absence of Certain Changes or Events. Since September 30, 2004, except as expressly contemplated by this Agreement, (a) the Issuer has conducted its business only in the ordinary course and in a manner consistent with past practice; (b) there has not been any Issuer Material Adverse Effect or any event, condition or circumstance that would reasonably be expected to have an Issuer Material Adverse Effect; and (c) the Issuer has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.02.

          SECTION 4.09. Absence of Litigation. There is no Action pending or, to the Knowledge of the Issuer, threatened against the Issuer or any property or asset of the Issuer before any Governmental Authority that (a) individually or in the aggregate, has had, or would reasonably be expected to have an Issuer Material Adverse Effect or (b) seeks to, directly or indirectly, delay, prevent, make illegal or otherwise interfere with the consummation of any of the Transactions. Neither the Issuer nor any property or asset of the Issuer is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Issuer, continuing investigation by, any Governmental Authority, or any effective or, to the Knowledge of the Issuer, proposed, order, writ, judgment, injunction, decree, determination or award of Governmental Authority, that would reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement or would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          SECTION 4.10. Employee Benefit Plans. (a) Section 4.10(a) of the Issuer Disclosure Schedule lists: (i) all employee benefit plans (as defined in, and whether or not subject to, Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Issuer is a party, with respect to which the Issuer has any obligation or which are maintained, contributed to or sponsored by the Issuer for the benefit of any current or former employee, officer or director of the Issuer, (ii) each employee benefit plan for which the Issuer could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Issuer could incur liability under Section 4212(c) of ERISA, and
(iv) any contracts, arrangements or understandings between the Issuer and any employee of the Issuer including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Issuer or the consummation of any Transaction (collectively, the "Issuer Plans"). The Issuer has made available to the Company a true and complete copy of (i) such Issuer Plans, (ii) the most recently filed IRS Form 5500, if any, (iii) the most recent summary plan description for each Issuer Plan for which a summary plan description is required by applicable law, (iv) the most recently received IRS determination letter, if any, issued by the IRS with respect to any Issuer Plan that is intended to qualify under Section 401(a) of the Code, and (v) the most recently prepared actuarial report or financial statement, if any, relating to an Issuer Plan.

          (b) None of the Issuer Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Issuer Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Issuer to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Issuer to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Issuer Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Issuer. Each of the Issuer Plans is subject only to the Laws of the United States or a political subdivision thereof.

          (c) Each Issuer Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code. The Issuer has performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and, to the Knowledge of the Issuer, there have not been any defaults or violations by any party to, any Issuer Plan. No Action is pending or, to the Knowledge of the Issuer, threatened with respect to any Issuer Plan (other than claims for benefits in the ordinary course) that would reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect and, to the Knowledge of the Issuer, no fact or event exists that would reasonably be expected to give rise to any such Action.

          (d) Each Issuer Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Issuer Plan for which determination letters are currently available that the Issuer Plan is so qualified and each trust established in connection with any Issuer Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Issuer Plan or the exempt status of any such trust.

          (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Issuer Plan. The Issuer has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or
(ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which would reasonably be expected to give rise to any such liability.

          (f) All material contributions, premiums or payments required to be made with respect to any Issuer Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes, to the extent applicable, and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which would reasonably be expected to give rise to any such challenge or disallowance.

          SECTION 4.11. Labor and Employment Matters. (a) Except as set forth in
Section 4.11(a) of the Issuer Disclosure Schedule:

          (i) there are no controversies pending or, to the Knowledge of the Issuer, threatened between the Issuer and any of its employees;

          (ii) the Issuer is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Issuer, nor, to the Knowledge of the Issuer, are there any activities or proceedings of any labor union to organize any such employees;

          (iii) the Issuer has not breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Issuer under any such agreement or contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect;

          (iv) there are no unfair labor practice complaints pending against the Issuer before the National Labor Relations Board or any other Governmental Authority, nor any current union representation questions involving employees of the Issuer; and

          (v) there is no strike, slowdown, work stoppage, labor dispute or lockout, or, to the Knowledge of the Issuer, threat thereof, by or with respect to any employees of the Issuer. To the Knowledge of the Issuer, no event has occurred and no condition or circumstance exists that would reasonably be expected to, directly or indirectly, give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, labor dispute or lockout, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (b) Except as set forth in Section 4.11(b) of the Issuer Disclosure
Schedule:

          (i) the Issuer is in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, overtime, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Issuer and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect;

          (ii) the Issuer has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Issuer, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect;

          (iii) the Issuer is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

          (iv) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of the Issuer, threatened with respect to the Issuer; and

          (v) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Issuer, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Issuer has employed or employs any person.

          (c) All officers, management employees, and technical and professional employees of the Issuer are under written obligation to the Issuer to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Issuer all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter and copies of the forms of all such written obligations have been made available by the Issuer to the Company.

          (d) Section 4.11(d) of the Issuer Disclosure Schedule accurately identifies each former employee of the Issuer who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits relating to such former employee's employment with the Issuer and accurately describes such benefits.

          (e) To the Knowledge of the Issuer, no officer of the Issuer: (i) intends to terminate his employment with the Issuer; or (ii) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other contract that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Issuer, or (B) the Issuer's business or operations.

          (f) Section 4.11(f) of the Issuer Disclosure Schedule accurately sets forth, with respect to each person that was an independent contractor of the Issuer as of the Effective Date: (i) the name of such independent contractor and the date as of which such independent contractor was originally hired, (ii) a description of such independent contractor duties and responsibilities, (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Issuer with respect to services performed in 2004, (iv) the terms of compensation of such independent contractor, and (v) any permit, authorization, franchise or other right that is held by such independent contractor and that relates to or is useful in connection with the Issuer's business.

          (g) None of the current or former independent contractors of the Issuer should be reclassified as an employee under applicable Law.

          SECTION 4.12. Property and Leases. (a) Section 4.12(a) of the Issuer Disclosure Schedule lists each parcel of real property currently or formerly owned by the Issuer or any subsidiary of the Issuer. Each parcel of real property owned by the Issuer (i) is owned free and clear of all Liens, other than Permitted Liens, and (ii) is neither subject to any Governmental Order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Issuer, has any such condemnation, expropriation or taking been proposed.

          (b) Section 4.12(b) of the Issuer Disclosure Schedule lists each parcel of real property currently leased or subleased by the Issuer, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Issuer in connection therewith and each amendment to any of the foregoing (collectively, the "Issuer Lease Documents"). True, correct and complete copies of all Issuer Lease Documents have been made available to the Company. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Issuer or, to the Issuer's Knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

          (c) Except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect: (i) there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Issuer for the purposes for which it is currently being used; and (ii) there are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Issuer.

          (d) The Issuer has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property.

          SECTION 4.13. Intellectual Property. (a) (i) Section 4.13(a)(i) of the Issuer Disclosure Schedule lists (A) each item of Intellectual Property owned (in whole or in part) by the Issuer and which is the subject of a registration ("Issuer Registered Intellectual Property") or an application for registration,
(B) the jurisdiction(s) in which any such item of Intellectual Property has been filed or registered, if any, and the applicable registration or serial number, and (C) any other person that has an ownership interest in such item of Intellectual Property, and (ii) Section 4.13(a)(ii) of the Issuer Disclosure Schedule lists each material item of Intellectual Property licensed to the Issuer ("Issuer Licensed Intellectual Property").

          (b) Except as set forth in Section 4.13 of the Issuer Disclosure
Schedule:

          (i) to the Knowledge of the Issuer, the conduct of the business of the Issuer as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party;

          (ii) the Issuer owns or is licensed to use all Intellectual Property used in or, to the Knowledge of the Issuer, necessary for the conduct of its business as currently conducted;

          (iii) there are no claims pending or, to the Knowledge of the Issuer, threatened, against the Issuer (A) alleging that the conduct of the business of the Issuer as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Issuer Owned Intellectual Property or any Issuer Licensed Intellectual Property;

          (iv) with respect to each item of Issuer Owned Intellectual Property, the Issuer is the owner of the entire right, title and interest in and to such the Issuer Owned Intellectual Property free and clear of all liens, encumbrances and other restrictions, and is entitled to use such the Issuer Owned Intellectual Property in the continued operation of its respective business;

          (v) there are no settlements, forbearances to sue, consents, judgments, orders or similar obligations that (A) restrict the business of the Issuer in or under any Intellectual Property rights of any third party or (B) with respect to Issuer Owned Intellectual Property that is exclusively owned by the Issuer, permit any third party to use any Issuer Owned Intellectual Property;

          (vi) with respect to each item of Issuer Licensed Intellectual Property, the Issuer has the right to use such Issuer Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such the Issuer Licensed Intellectual Property;

          (vii) the Issuer Registered Intellectual Property has not been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Issuer, is valid and enforceable. Without limiting the foregoing:

               (A) each U.S. patent application and U.S. patent in which the Issuer has or purports to have an ownership interest and which is relevant to the Issuer Product Candidates or PADRE was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

               (B) each non-U.S. patent application and non-U.S. patent in which the Issuer has or purports to have an ownership interest and which is relevant to the Issuer Product Candidates or PADRE was filed or claims priority to a patent application filed, before the time at which each invention described in such non-U.S. patent application or non-U.S. patent was first made available to the public;

               (C) to the Knowledge of the Issuer, no trademark (whether registered or unregistered) or trade name used by the Issuer infringes any trademark (whether registered or unregistered) or trade name of any third party;

               (D) the Issuer has not incurred an impairment charge to goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Issuer has or purports to have an ownership interest; and

               (E) each item of Issuer Registered Intellectual Property is and at all times has been in compliance in all material respects with all requirements under applicable Laws, and all filings, payments and other actions required to be made or taken to maintain such item of Issuer Registered Intellectual Property in full force and effect have been made by the applicable deadline, except as would not have an Issuer Material Adverse Effect;

          (viii) the Issuer has made available to the Company complete and accurate copies of all applications, correspondence and other material documents related to each item of Issuer Registered Intellectual Property, subject to any such applications, correspondence and other documents withheld for reasons related to attorney-client privilege;

          (ix) no interference, opposition, reissue, reexamination or other proceeding of any nature is or has been pending or, to the Knowledge of the Issuer, threatened, in which the scope, validity or enforceability of any Issuer Registered Intellectual Property is being, has been or could reasonably be expected to be contested or challenged;

          (x) to the Knowledge of the Issuer, there is no legitimate basis for a claim that any Issuer Owned Intellectual Property is invalid or unenforceable;

          (xi) to the Knowledge of the Issuer, no person is engaging or has engaged, in any activity that materially infringes upon the Issuer Owned Intellectual Property;

          (xii) to the Knowledge of the Issuer, each license of the Issuer Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

          (xiii) to the Knowledge of the Issuer, no party to any license of the Issuer Licensed Intellectual Property is in breach thereof or default thereunder;

          (xiv) neither the execution of this Agreement nor the consummation of any Transaction will, with or without notice or the lapse of time, result in or give any third party the right or option to cause or declare: (A) any loss or, or encumbrance on, any Issuer Owned Intellectual Property, (B) the release, disclosure or delivery of any Issuer Owned Intellectual Property by or to any escrow agent or other third party, or (C) an adverse affect on any of the Issuer's material rights with respect to the Issuer Owned Intellectual Property or the Issuer Licensed Intellectual Property; and

          (xv) the Issuer has made available to the Company an accurate copy of each standard form (A) end-user license agreement; (B) employee or independent contractor agreements containing any assignment or license or Intellectual Property or any confidentiality provision; and (C) confidentiality or nondisclosure agreements.

          SECTION 4.14. Taxes. The Issuer has filed all United States federal, state, local and non-United States Tax returns and reports required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax returns are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the Knowledge of the Issuer, threatening to assert, against the Issuer any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. The Issuer has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the consolidated balance sheet of the Issuer and the consolidated Issuer Subsidiaries as at September 30, 2004 are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. There are no Tax liens upon any property or assets of the Issuer except liens for current Taxes not yet due. The Issuer has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Issuer, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. The Issuer has not been a "distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution intended to qualify under
Section 355(e) of the Code within the past five years.

          SECTION 4.15. Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect:

          (i) the Issuer has not violated and is not in violation of any Environmental Law;

          (ii) none of the properties currently or formerly owned, leased or operated by the Issuer or any subsidiary of the Issuer (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance;

          (iii) the Issuer is not actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances;

          (iv) the Issuer is not actually, potentially or allegedly liable under any Environmental Law;

          (v) the Issuer has all permits, licenses and other authorizations required under any Environmental Law and the Issuer is in compliance in all material respects with such permits, licenses and other authorizations; and

          (vi) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law.

          SECTION 4.16. Material Contracts. (a) Subsections (i) through (xii) of
Section 4.16(a) of the Issuer Disclosure Schedule contain a list of the following types of contracts and agreements to which the Issuer is a party (such contracts and agreements as are required to be set forth in Section 4.16(a) of the Issuer Disclosure Schedule being "Material Issuer Contracts"):

          (i) each "material contract" (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to the Issuer;

          (ii) each contract and agreement which is likely to involve consideration of more than $250,000, in the aggregate, over the remaining term of such contract or agreement;

          (iii) all contracts and agreements evidencing outstanding indebtedness in a principal amount of $250,000 or more;

          (iv) all leases of real property leased for the use or benefit of the Issuer;

          (v) all material contracts and agreements with any Governmental Authority to which the Issuer is a party;

          (vi) all contracts and agreements that limit, or purport to limit, the ability of the Issuer to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vii) all contracts and agreements providing for benefits under any Issuer Plan;

          (viii) all contracts and agreements governing the use by the Issuer of Issuer Licensed Intellectual Property;

          (ix) all contracts for employment required to be listed in Section
     4.10 of the Issuer Disclosure Schedule;

          (x) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Issuer is a party;

          (xi) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Issuer or income or revenues related to any product of the Issuer to which the Issuer is a party; and

          (xii) all other contracts and agreements that are material to the Issuer or the absence of which would reasonably be expected to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement or would reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

          (b) Except as set forth in Section 4.16(b) of the Issuer Disclosure
Schedule:

          (i) each Material Issuer Contract is a legal, valid and binding agreement, except would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect;

          (ii) the Issuer has not received any claim of default under any Material Issuer Contract and the Issuer is not in breach or violation of, or default under, any Material Issuer Contract;

          (iii) no event has occurred and no condition or circumstance exists that could reasonably be expected (with or without notice or lapse of time): (A) result in a violation or breach of any of the provisions of any Material Issuer Contract, (B) give any third party the right to declare a default or exercise a remedy under any Material Issuer Contract, or (C) give any third party the right to accelerate the maturity or performance of any Material Issuer Contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect;

          (iv) to the Knowledge of the Issuer, no other party is in breach or violation of, or default under, any Material Issuer Contract;

          (v) the Issuer has not waived any of its rights under any Material Issuer Contract, except as would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Issuer from performing its obligations under this Agreement and would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect; and

          (vi) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Issuer under any Material Issuer Contract.

The Issuer has furnished or made available to the Company true and complete copies of all Material Issuer Contracts, including any amendments thereto.

          (c) Except as set forth in Section 4.16(c) of the Issuer Disclosure
Schedule:

          (i) the Issuer is not a party to any agreement pursuant to which the Issuer guarantees or otherwise has agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of any Liability of any third party;

          (ii) the Issuer is not a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar contract, or (B) any contract that creates or grants to any third party, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest;

          (iii) the performance of the Material Issuer Contracts will not result in any violation of or failure to comply with any Law; and

          (iv) no third party is renegotiating any material amount paid or payable to the Issuer under any term or provision of a Material Issuer Contract.

          SECTION 4.17. Insurance. The Issuer maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Issuer (taking into account the cost and availability of such insurance). Since January 1, 2000, the Issuer has not received any notice or other written communication from any of its insurance carriers regarding any actual or threatened cancellation or invalidation of, or any actual or threatened denial of coverage or rejection of any claim under, any such insurance policy of the Issuer.

          SECTION 4.18. Board Approval; Vote Required. (a) The Issuer Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly
(i) determined that this Agreement, the Voting Agreements, the Issuer Transactions and the other Transactions are fair to, and in the best interest of, the Issuer and the stockholders of the Issuer, (ii) approved, adopted and declared advisable this Agreement, the Voting Agreements and the Transactions and (iii) resolved to recommend that the stockholders of the Issuer approve the Issuer Transactions and


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
directed that the Issuer Transactions be submitted for consideration by the Issuer's stockholders at the Issuer Stockholders' Meeting.

          (b) The only vote of the holders of any class or series of capital stock of the Issuer necessary to approve this Agreement, any of the Issuer Transactions or any other Transaction to which the Issuer is a party is (i) with respect to the Share Exchange, the Issuer Stock Option Plan Amendment, the Option Liquidity Share Issuance, the Issuer ESPP Amendment, the adoption of the Issuer French Stock Option Plan and the adoption of the Issuer French ESPP (as defined below), the approval of each such transaction by the affirmative vote of the holders of a majority of the then outstanding shares of Issuer Common Stock and Issuer Preferred Stock (on an as-converted basis and voting as a single class with the Issuer Common Stock) present in person or represented by proxy and entitled to vote at the Issuer Stockholders' Meeting, and, with respect to the Issuer Name Change, the Issuer Capital Stock Increase and the Issuer Reverse Stock Split, the approval of each such transaction by the affirmative vote of the holders of a majority of the then outstanding shares of Issuer Common Stock and Issuer Preferred Stock (on an as-converted basis and voting as a single class with the Issuer Common Stock) entitled to vote at the Issuer Stockholders' Meeting.

          SECTION 4.19. Certain Business Practices. None of the Issuer or, to the Knowledge of the Issuer, any directors or officers, agents or employees of the Issuer, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

          SECTION 4.20. Interested Party Transactions. No director, Issuer Executive Officer or other affiliate of the Issuer has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Issuer furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to the Issuer any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Section 4.16 of the Issuer Disclosure Schedule; or (iv) any contractual or other arrangement with the Issuer; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section
4.20. The Issuer has not, since January 1, 2002, directly or indirectly, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Issuer, or (ii) materially modified any term of any such extension or maintenance of credit.

          SECTION 4.21. Opinion of Financial Advisor. The Issuer has received the written opinion of Jefferies & Company, dated on or about the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the Issuer, a copy of which opinion will be delivered to the Issuer promptly after the date of this Agreement.

          SECTION 4.22. Brokers. No broker, finder or investment banker (other than Jefferies & Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Issuer. The Issuer has heretofore furnished to the Company a complete and correct copy of all agreements between the Issuer and Jefferies & Company pursuant to which such firm would be entitled to any payment relating to the Transactions.

          SECTION 4.23. Termination of Anosys Agreement. The agreement and plan of merger, dated as of May 9, 2003 (the "Anosys Agreement"), between the Issuer and Anosys, Inc., a California corporation, was terminated in accordance with its terms and the Company does not have any continuing obligations thereunder. The execution and delivery of this Agreement by the Issuer does not, and the performance of this Agreement by the Issuer will not, (i) cause the Company, any Company Subsidiary, the Issuer or any affiliate of the Issuer to become subject to, or liable for, the payment of any amounts to any party pursuant to the terms of the Anosys Agreement and (ii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company, any Company Subsidiary or the Issuer.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE CLOSING

          SECTION 5.01. Conduct of Business of the Company Pending the Closing.
(a) Solely for purposes of Sections 2.08 and 7.02(b) of this Agreement, it is agreed that between the date of this Agreement and the Closing (the "Pre-Closing Period"), except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Issuer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed):

          (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and the Company's 2005 budget, a copy of which has been delivered to the Issuer; and

          (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

          (b) Solely for purposes of Sections 2.08 and 7.02(b) of this Agreement, by way of amplification and without limiting the provisions in
Section 5.01(a), except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the

Company Disclosure Schedule, during the Pre-Closing Period it is agreed that neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Issuer (which consent shall not be unreasonably withheld or delayed):

          (i) amend, otherwise change or propose to amend or otherwise change its Organizational Documents;

          (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for (1) the issuance of Company Shares issuable pursuant to Company Stock Options or Company Warrants outstanding on the date hereof and (2) the issuance of employee stock options to purchase up to 100,000 Company Shares to directors, employees and consultants of the Company or any Company Subsidiary, in the ordinary course of business and consistent with past practice) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Company Subsidiary;

          (iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) except for borrowings under existing credit facilities not to exceed $100,000, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Company and the Company Subsidiaries taken as a whole; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(v);

          (vi) hire any additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company or any Company Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (vii) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of any Transaction, any other change of control of the Company (as defined in the Company Stock Option Plans) or otherwise;

          (viii) change any accounting principles used by it, unless required by French GAAP or applicable Law;

          (ix) make any tax election or settle or compromise any material French or U.S. federal, state, local or non-French tax liability;

          (x) pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as at September 30, 2004, or subsequently incurred in the ordinary course of business and consistent with past practice;

          (xi) amend, modify or consent to the termination of any Material Company Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's material rights thereunder;

          (xii) commence or settle any Action;

          (xiii) permit any item of Company Owned Intellectual Property (including Company Registered Intellectual Property) to lapse or to be abandoned, dedicated or disclaimed, by failing to perform or make any applicable filings, recordings or other similar actions or filings, or by failing to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property, except where the failure to make such filings and payments results from the exercise of reasonable business judgment;

          (xiv) sell, assign or license any of the Company Owned Intellectual Property, except for licensing of Company Owned Intellectual Property in the ordinary course of business consistent with past practice; or

          (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

          SECTION 5.02. Conduct of Business of the Issuer Pending the Closing.
(a) Solely for purposes of Sections 4.08 and 7.03(b) of this Agreement, it is agreed that during the Pre-Closing Period, except as set forth in Section 5.02(a) of the Issuer Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed):

          (i) the businesses of the Issuer and the Issuer Subsidiaries shall be conducted only in, and the Issuer and the Issuer Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and the Issuer's 2005 budget, a copy of which has been delivered to the Company; and

          (ii) the Issuer shall use its reasonable best efforts to preserve substantially intact the business organization of the Issuer and the Issuer Subsidiaries, to keep available the services of the current officers, employees and consultants of the Issuer and the Issuer Subsidiaries and to preserve the current relationships of the Issuer and the Issuer Subsidiaries with customers, suppliers and other persons with which the Issuer or any Subsidiary has significant business relations.

          (b) Solely for purposes of Sections 4.08 and 7.03(b) of this Agreement, by way of amplification and without limiting the provisions in
Section 5.02(c), except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.02 of the Issuer Disclosure Schedule, during the Pre-Closing Period it is agreed that the Issuer shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

          (i) amend, otherwise change or propose to amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent Organizational Documents;

          (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Issuer, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Issuer (except for (1) the issuance of shares of Issuer Common Stock issuable pursuant to employee stock options and other Issuer convertible securities outstanding on the date hereof and (2) the issuance of employee stock options to purchase up to 100,000 shares of Issuer Common Stock to directors, employees and consultants of the Issuer in the ordinary course of business and consistent with past practice) or (B) any assets of the Issuer, except in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) except for borrowings under existing credit facilities not to exceed $100,000, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $500,000; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.02(b)(v);

          (vi) hire any additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Issuer who are not directors or officers of the Issuer, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Issuer, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (vii) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Issuer Stock Award as a result of any Transaction, any other change of control of the Issuer (as defined in the Issuer Stock Option Plans) or otherwise;

          (viii) change any accounting principles used by it, unless required by U.S. GAAP or applicable Law;

          (ix) make any tax election or settle or compromise any material U.S. or French federal, state, local or non-U.S. income tax liability;

          (x) pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of Liabilities reflected or reserved against in the consolidated balance sheet of the Issuer as at September 30, 2004 or subsequently incurred in the ordinary course of business and consistent with past practice;

          (xi) amend, modify or consent to the termination of any Material Issuer Contract, or amend, waive, modify or consent to the termination of the Issuer's material rights thereunder;

          (xii) commence or settle any Action;

          (xiii) permit any item of Issuer Owned Intellectual Property (including Issuer Registered Intellectual Property) to lapse or to be abandoned, dedicated or disclaimed, by failing to perform or make any applicable filings, recordings or other similar actions or filings, or by failing to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Issuer Owned Intellectual Property, except where the failure to make such filings and payments results from the exercise of reasonable business judgment;

          (xiv) sell, assign or license any of the Issuer Owned Intellectual Property, except for licensing of Issuer Owned Intellectual Property in the ordinary course of business consistent with past practice;

          (xv) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

          (xvi) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

          SECTION 5.03. Control of Other Party's Business. Nothing contained in this Agreement shall give the Company or the Principal Company Shareholders, directly or indirectly, the right to control or direct the Issuer's operations prior to the Closing Date. Nothing contained in this Agreement shall give the Issuer or the Principal Company Shareholders, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date. Prior to the Closing Date, each of the Company and the Issuer shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over their respective operations.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.01. Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, the Issuer, with the timely cooperation and assistance of the Company, shall prepare and file with the SEC the proxy statement to be sent to the stockholders of the Issuer relating to the meeting of the Issuer's stockholders (the "Issuer Stockholders' Meeting") to be held to consider approval of the Issuer Transactions or any information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"). The Principal Company Shareholders shall use their reasonable best efforts to cause the Company to provide financial statements and other information regarding the Company as may reasonably be required for inclusion in the Proxy Statement. As promptly as practicable after the definitive Proxy Statement shall have been filed with and approved by the SEC, the Issuer shall mail the Proxy Statement to its stockholders. The Issuer shall also prepare an information statement in connection with the Share Exchange to be delivered to shareholders of the Company who are not


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
accredited investors (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act)

          (b) If, at any time prior to the Issuer Stockholders' Meeting, any event or circumstance relating to the Issuer, the Company or its respective affiliates, stockholders, officers or directors should be discovered by the Issuer, the Company or the Shareholder Representative, as the case may be, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer or the Shareholder Representative, as the case may be, shall promptly inform the other parties. Subject to Section 6.01(d), as promptly as practicable after discovering such event or circumstance or being so informed, the Issuer, with the timely cooperation and assistance of the Company, shall prepare and file with the SEC an amendment or supplement to the Proxy Statement containing a description of such event or circumstance and disseminate such amendment or supplement to the Proxy Statement to the stockholders of the Issuer.

          (c) The Issuer covenants that none of the Issuer Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Principal Company Shareholders, the approval or recommendation by the Issuer Board or any committee thereof of this Agreement, any Issuer Transaction or any other Transaction and the Proxy Statement shall include the recommendation of the Issuer Board to the stockholders of the Issuer to approve each of the Issuer Transactions; provided, however, that the Issuer Board may, at any time prior to the Closing, withdraw or modify any such recommendation to the extent that the Issuer Board determines, in its good faith judgment after consultation with outside legal counsel, that the failure to so withdraw or modify its recommendation would cause the Issuer Board to breach its fiduciary duties to the Issuer and its stockholders under applicable Law.

          (d) The Issuer covenants that no amendment or supplement to the Proxy Statement will be made by the Issuer without the approval of the Shareholder Representative (such approval not to be unreasonably withheld or delayed). The Issuer will advise the Shareholder Representative, as promptly as practicable after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (e) The information supplied by the Issuer for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Issuer, (ii) the time of the Issuer Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Issuer is responsible for filing with the SEC in connection with the Issuer Stockholders' Meeting, the Share Exchange or the other Transactions will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.


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
          (f) The information supplied by the Company or the Principal Company Shareholders for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Issuer, (ii) the time of the Issuer Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 6.02. Issuer Stockholders' Meeting. The Issuer shall call and hold the Issuer Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of each of the Issuer Transactions. The Issuer shall use its reasonable best efforts to hold the Issuer Stockholders' Meeting as soon as practicable after the date on which the Proxy Statement is mailed to the stockholders of the Issuer. The Issuer shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of each of the Issuer Transactions, and shall use its reasonable best efforts to secure the required vote or consent of its stockholders, except in the event and to the extent that the Issuer Board, in accordance with Section 6.01(c), withdraws or modifies its recommendations to its stockholders in favor of the approval of the Issuer Transactions, in which event the Issuer shall not be obligated to comply with this Section 6.02.

          SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Issuer is a party or pursuant to applicable Law, during the Pre-Closing Period, the Issuer shall: (i) provide to the Company (and the Company's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the Company such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Issuer as the Company or its Representatives may reasonably request.

          (b) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which a Principal Company Shareholder is a party or pursuant to applicable Law, during the Pre-Closing Period, the Principal Company Shareholders shall use their reasonable best efforts to cause the Company to: (i) provide to the Issuer and its Representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the Issuer such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as the Issuer or its Representatives may reasonably request.

          (c) All information obtained by the parties pursuant to this Section
6.03 shall be kept confidential in accordance with the Mutual Nondisclosure Agreement, dated as of September 28, 2004 (the "Confidentiality Agreement"), between the Issuer and the Company.

          (d) No investigation pursuant to this Section 6.03 or made prior to the signing of this Agreement shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          SECTION 6.04. No Solicitation of Transactions. (a) Each of the Issuer, on the one hand, and the Principal Company Shareholders, on the other hand, agrees that neither it nor any of its directors, officers or employees will, and that it will not authorize or permit any of its agents, advisors or other representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by it or any of its subsidiaries) or, in the case of the Principal Company Shareholders, it will not authorize and will use its reasonable best efforts not to permit any of the Company or its directors, officers, employees, agents, advisors or other representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company), to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), (ii) other than informing persons of the existence of the provisions contained in this Section 6.04, enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction; provided, however, that, notwithstanding anything to the contrary contained in this Section 6.04, the Principal Company Shareholders may take all such actions necessary to comply with the provisions of Section 6 of the Company Shareholder Agreement, including providing the Offer Notification to the Other Shareholders. Each of the Issuer, on the one hand, and the Shareholder Representative on behalf of the Principal Company Shareholders, on the other hand, shall notify the other party as promptly as practicable (and in any event within 48 hours after such party attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). Each of the Issuer, on the one hand, and the Principal Company Shareholders, on the other hand, shall provide the other party with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Board of Directors of such party) of any meeting of the Board of Directors of such party at which such Board of Directors is reasonably expected to consider any Competing Transaction. Each of the Issuer, on the one hand, and the Principal Company Shareholders, on the other hand, immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each of the Issuer, on the one hand, and the Principal Company Shareholders, on the other hand, shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and each such party also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) such party or any of its subsidiaries, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of such party and, if requested by the other party, to enforce such person's obligation to do so.

          (b) Notwithstanding anything to the contrary in this Section 6.04, the Issuer Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and such Issuer Board has (i) determined, in its good faith judgment (after having received the advice of its current financial advisor (or other financial advisor of internationally recognized reputation) and its outside counsel), that such proposal or offer constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with its outside counsel, that, in light of such Superior Proposal, failing to furnish such information or entering into discussions would reasonably be expected to result in a breach by the Issuer Board of its fiduciary duties to the Issuer's stockholders under applicable Law, (iii) provided written notice to the Company and the Shareholder Representative of its intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the other party than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting such party from satisfying its obligations under this Agreement).

          (c) A "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or the Issuer, as the case may be; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of the Issuer, as the case may be; (iii) any sale, exchange, transfer or other disposition of securities of the Company representing 15% or more of the voting power of or equity interest in the Company or of the Issuer, as the case may be; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning securities of the Company representing 15% or more of the voting power of or equity interest in the Company or of the Issuer, as the case may be; (v) in the case of the Issuer, any solicitation in opposition to approval of any of the Issuer Transactions by the Issuer's stockholders; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

          (d) A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Issuer pursuant to which the stockholders of such party immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Issuer), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Issuer, on terms (including conditions to consummation of the contemplated transaction) that the Issuer Board determines, in its good faith judgment (after having received the advice of its current financial advisor (or other financial advisor of


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
internationally recognized reputation) and its outside counsel) after taking into account, among other things, the terms and conditions of the offer and this Agreement (as may be proposed to be amended by the Shareholder Representative), including price, form of consideration, value of any non-cash consideration, closing conditions, the ability to fully finance the transaction and such other aspects of the offer as the Issuer Board in good faith deems relevant, to be more favorable, from a financial point of view, to the stockholders of the Issuer than the Share Exchange and is reasonably likely to be completed on the terms proposed.

          SECTION 6.05. Directors' and Officers' Indemnification and Insurance.
(a) The provisions contained in the Organizational Documents of the Company relating to indemnification of the directors and officers of the Company shall not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

          (b) The provisions contained in the Organizational Documents of the Issuer relating to indemnification of the directors and officers of the Issuer shall not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of the Issuer, unless such modification shall be required by Law.

          (c) The Issuer shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors' and officers' liability insurance policies maintained by the Company (provided that the Issuer may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing; provided, however, that in no event shall the Issuer be required to expend pursuant to this Section 6.05(c) more than an amount equal to 200% of current annual premiums paid by the Company for such insurance.

          (d) The Issuer shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors' and officers' liability insurance policies maintained by the Issuer (provided that the Issuer may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing; provided, however, that in no event shall the Issuer be required to expend pursuant to this Section 6.05(d) more than an amount equal to 200% of current annual premiums paid by the Issuer for such insurance.

          (e) The Issuer shall purchase directors' and officers' liability insurance policies, with an effective date as of the Closing, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to the Issuer.

          (f) In the event the Issuer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving


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
corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Issuer, shall assume the obligations set forth in this Section 6.05.

          SECTION 6.06. Notification of Certain Matters. The Shareholder Representative shall give prompt notice to the Issuer, and the Issuer shall give prompt notice to the Shareholder Representative, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of the Principal Company Shareholders or the Issuer, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.07. Resale Registration Statement. (a) As promptly as practicable after the Closing, and in any event within 60 days after the Closing, the Issuer shall prepare and file with the SEC a registration statement (including the prospectus contained therein and any amendments and supplements, including post-effective supplements, to such registration statement, the "Resale Registration Statement") providing for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering all of the shares of Issuer Common Stock issued pursuant to this Agreement. After such Resale Registration Statement is filed with the SEC, the Issuer shall use its best efforts to cause the Resale Registration Statement to be declared effective as soon as practicable and to keep the Resale Registration Statement continuously effective under the Securities Act until the date which is one year after the date the Resale Registration Statement becomes effective, or such earlier date when all shares of Issuer Common Stock covered by the Resale Registration Statement have been sold.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 6.07, the Issuer shall be entitled to postpone or suspend, for a reasonable period of time (a "Blackout Period"), the filing, effectiveness or use of the Resale Registration Statement if the Issuer shall determine that any such filing or the offering of any shares of Issuer Common Stock would:

          (i) in the good faith judgment of the Issuer Board, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Issuer for which the Issuer Board has authorized negotiations;

          (ii) based upon advice from Issuer's investment banker, materially adversely impair the ability to consummate any pending or proposed material offering or sale of any class of securities by the Issuer; or

          (iii) in the good faith judgment of the Issuer Board, require disclosure of material nonpublic information which, if disclosed at such time, would be seriously detrimental to the interests of the Issuer and its stockholders;

provided, however, that the Issuer may not exercise its rights under this
Section 6.07(b) to the extent that the aggregate duration of all Blackout Periods during any 12-month period would exceed 60 days. The Issuer shall use its reasonable best efforts to minimize the duration of any Blackout Period and the Issuer shall make appropriate public disclosure as soon as practicable consistent with the foregoing. Each Blackout Period shall terminate upon the earliest of completion or abandonment of the applicable transaction, public disclosure of the proposal to enter into such merger, acquisition or financing when public disclosure would no longer be seriously detrimental to the Issuer, and the 60th day of the aggregate Blackout Periods in any 12 month period. At the expiration of any Blackout Period and without any further request from the Principal Company Shareholders, the Issuer shall effect its obligations pursuant to Section 6.07(a).

          (c) In connection with the Resale Registration Statement, the Issuer shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, at or before the time required by applicable laws and regulations), subject to any Blackout Period:

          (i) promptly prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

          (ii) furnish to each Principal Company Shareholder such numbers of copies of the Resale Registration Statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto), in conformity with the requirements of the Securities Act and such other documents and information as it may reasonably request;

          (iii) use its reasonable best efforts to register or qualify the securities covered by the Resale Registration Statement under such other securities or blue sky laws of such jurisdiction within the United States as shall be reasonably appropriate for the distribution of the securities covered by the Resale Registration Statement; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (iii) be obligated to do so; and provided further that the Issuer shall not be required to qualify such securities in any jurisdiction in which the securities regulatory authority requires that a Principal Company Shareholder submit any of its securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell securities in such jurisdiction unless such Principal Company Shareholder agrees to do so;

          (iv) promptly notify each Principal Company Shareholder, at any time when a prospectus relating to the securities covered by the Resale Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of a Principal Company Shareholder promptly prepare and furnish (subject to the Issuer's rights in connection with a Blackout Period) to each Principal Company Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

          (v) take such other actions as are reasonably required in order to expedite or facilitate the disposition of the securities included in the Resale Registration Statement (subject to Section 6.12 of this Agreement).

          (d) All expenses incurred in connection with the Resale Registration Statement, excluding underwriters' discounts and commissions and any stamp or transfer tax or duty, including without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of one counsel chosen by the Shareholder Representative on behalf of the Principal Company Shareholders (up to a maximum of $15,000) and fees and disbursements of counsel for the Issuer incurred in connection with the Resale Registration Statement shall be paid by the Issuer. Each Principal Company Shareholder shall bear and pay the underwriting commissions and discounts and any stamp or transfer tax or duty and the fees and disbursements of such counsel for the Principal Company Shareholders other than the one counsel referred to above incurred in connection with the Resale Registration Statement.

          (e) In connection with the Resale Registration Statement, the Issuer shall, and hereby agrees to, indemnify and hold harmless each Principal Company Shareholder and such Principal Company Shareholder's affiliates against any Loss to which such Principal Company Shareholder or such Principal Company Shareholder's affiliates may become subject under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon an untrue statement or alleged untrue statement or a material fact contained in the Resale Registration Statement filed by the Issuer, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer shall, and it hereby agrees to, reimburse such Principal Company Shareholder or such Principal Company Shareholder's affiliates for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such action, proceeding or claim; provided, however, that the Issuer shall not be liable to any person in any case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Resale Registration Statement contained therein, in reliance upon information furnished to the Issuer by the Company or any of the Principal Company Shareholders or any such other parties acting for the Principal Company Shareholders for use therein. The Issuer shall have the right to assume the defense of any action or claim for which the Principal Company Shareholders seek


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
indemnification pursuant to this Section 6.07(e), including the employment of counsel reasonably satisfactory to the Shareholder Representative.

          (f) Each Principal Company Shareholder shall, severally but not jointly, indemnify and hold harmless the Issuer and each of its affiliates against any Loss to which the Issuer may become subject under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon the omission or alleged omission to state therein a required material fact in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of such Principal Company Shareholder or by a failure to furnish the Issuer, upon written request specifically identifying the information sought, with the information that is the subject of the untrue statement or omission. Each Principal Company Shareholder shall reimburse any legal or other expenses reasonably incurred by the Issuer or its affiliate in connection with investigating or defending any such Loss or Action. The Principal Company Shareholders shall have the right to assume the defense of any action or claim for which the Issuer seeks indemnification pursuant to this Section 6.07(f), including the employment of counsel reasonably satisfactory to the Issuer.

          SECTION 6.08. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Issuer, on the one hand, and the Principal Company Shareholders, on the other hand, shall (i) make (or cause to be made) promptly its respective filings, and thereafter make any other required submissions, under applicable antitrust, competition or fair trade Laws with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company, the Issuer or their respective subsidiaries as are necessary for the consummation of the Transactions to fulfill the conditions to the Share Exchange; provided that none of the Issuer, the Principal Company Shareholders or the Company will be required by this
Section 6.08 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires, before or after the Closing, the divestiture of any of its material assets or of any of the material assets of any of its subsidiaries or (B) limits, before or after the Closing, its freedom of action with respect to, or its ability to retain, any of its assets or businesses or any of the assets or businesses of its subsidiaries. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          SECTION 6.09. Exchange of Issuer Preferred Stock. Concurrently with the execution of this Agreement, the Issuer shall enter into an agreement, in the form of Exhibit K attached hereto (the "Preferred Exchange Agreement"), with the holder (the "Preferred Holder") of all of the outstanding shares of Series S Preferred Stock and Series S-1 Preferred Stock pursuant to which the Preferred Holder agrees to exchange all of the outstanding shares of Series S Preferred Stock and Series S-1 Preferred Stock into no more than 1,949,278 shares of Issuer Common Stock, subject to the terms and conditions of the Preferred Exchange Agreement, immediately prior to the Closing.


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
          SECTION 6.10. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of the Issuer, the Company and the Shareholder Representative. Thereafter, unless otherwise required by applicable Law or the requirements of the Nasdaq, each of the Issuer, the Company and the Shareholder Representative shall use its reasonable best efforts to consult with the others before issuing any press release or otherwise making any public statements with respect to this Agreement, the Share Exchange or any of the other Transactions.

          SECTION 6.11. Corporate Matters. (a) The Issuer shall take all such action as may be necessary (i) to cause the number of directors comprising the Issuer Board as of the Closing to be increased to nine, (ii) to cause Howard E. Greene, Jr., William T. Comer and Georges Hibon to resign as members of the Issuer Board as of the Closing, (iii) to cause Jean-Loup Romet-Lemonne, Donald Drakeman, David Haselkorn, Jean Deleage, Sylvie Gregoire and Robert Beck (collectively, the "Company Designated Directors") to be appointed to the Issuer Board as of the Closing to serve until the next annual election of directors of the Issuer, and (iv) to cause Jean-Loup Romet-Lemonne to be appointed the Chairman of the Issuer Board as of the Closing Date, to serve as Chairman until the next annual election of directors of the Issuer.

          (b) The corporate headquarters of the Issuer, effective as of the Closing, will be the Issuer's current corporate headquarters in San Diego, California.

          (c) Subject to the receipt of the requisite stockholder approval at the Issuer Stockholders' Meeting, the Issuer shall take all action as may be necessary to cause the corporate name of the Issuer to be renamed, effective as of the Closing, to "IDM, Inc.", or such other name as the Issuer and the Company may agree prior to the mailing of the Proxy Statement, subject to receipt of the requisite approval of the stockholders of the Issuer at the Issuer Stockholders' Meeting.

          (d) Subject to the receipt of the requisite stockholder approval at the Issuer Stockholders' Meeting, the Issuer shall take all action as may be necessary immediately prior to the Closing to (i) effect a reverse stock split of the Issuer Common Stock and the Issuer Preferred Stock pursuant to which four shares of Issuer Common Stock will be consolidated into one share of Issuer Common Stock and four shares of Issuer Preferred Stock will be consolidated into one share of Issuer Preferred Stock and (ii) cause the authorized capital stock of the Issuer after giving effect to the reverse stock split prescribed in clause (i) above to be increased to a total of 65,000,000 shares, consisting of 55,000,000 shares of Issuer Common Stock and 10,000,000 shares of Issuer Preferred Stock.

          (e) The Issuer shall take all such action as may be necessary to cause each person specified on Exhibit L attached hereto to be appointed as an executive officer of the Issuer effective as of, and contingent upon, the Closing with the title listed opposite the name of such person on Exhibit L attached hereto in accordance with the terms of such person's Employment Agreement.

          SECTION 6.12. Covenants of the Principal Company Shareholders. (a) No Disposition of Company Shares Prior to the Closing. Each Principal Company Shareholder hereby agrees that, except as contemplated by this Agreement, such Principal Company


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
Shareholder shall not sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Liens of any nature whatsoever (a "Transfer") with respect to any of such person's Company Shares (or agree or consent to, or offer to do, any of the foregoing); provided, however, that the restrictions set forth in this Section 6.12(a) shall not prohibit or restrict Transfers of Company Shares to family members or affiliates of such Principal Company Shareholder (or to entities or trusts formed by or for the benefit of such Principal Company Shareholder or family members or affiliates of such Principal Company Shareholder) if the transferee agrees in writing to be bound by this Agreement.

          (b) Restrictions on Sales of Issuer Common Stock after the Closing. Each Principal Company Shareholder and its permitted assigns pursuant to Section 6.12(a) hereby agree that (i) during the period between the Closing and the date six months after the Closing, such Principal Company Shareholder (and any permitted assigns) shall not Transfer any of the shares of Issuer Common Stock received by such person pursuant to this Agreement and (ii) during the period between the date six months after the Closing and the date one year after the Closing, (A) such Principal Company Shareholder (and any permitted assigns) shall not Transfer, in the aggregate, more than fifty percent (50%) of the shares of Issuer Common Stock received by such person pursuant to this Agreement and (B) such Principal Company Shareholder agrees not to sell during any single trading day more than the number of shares of Issuer Common Stock equal to fifteen percent (15%) of the average daily trading volume of shares of Issuer Common Stock, as reported by Nasdaq, during the five trading days prior to such date; provided, however, that the restrictions set forth in this Section 6.12(b) shall not prohibit or restrict Transfers of shares of Issuer Common Stock to family members or affiliates of such Principal Company Shareholder (or to entities or trusts formed by or for the benefit of such Principal Company Shareholder or family members or affiliates of such Principal Company Shareholder) that are not made in open market transactions, if the transferee agrees in writing to be bound by the restrictions of this Section 6.12(b) or if the Issuer consents to such Transfer. Notwithstanding the foregoing, if the Principal Company Shareholder is an employee of the Issuer or the Company upon the consummation of the Transactions, and (i) such Principal Company Shareholder is or will be a party to an Employment Agreement, upon the subsequent termination of such Principal Company Shareholder's employment by the Issuer or the Company, as the case may be, without cause, such Principal Company Shareholder's resignation for good reason (as "cause" and "good reason" are defined in such Principal Company Shareholder's Employment Agreement) or the death of such Principal Company Shareholder, or (ii) such Principal Company Shareholder is not a party to an Employment Agreement, upon the subsequent termination of such Principal Company Shareholder's employment by the Issuer or the Company, such Principal Company Shareholder's resignation from such employment or the death of such Principal Company Shareholder, in either such case, the provisions of this Section 6.12(b) shall cease to apply to such Principal Company Shareholder effective as of the date of such Principal Company Shareholder's employment termination, resignation or death, as applicable.

          (c) Agreement Regarding Counterbid. Each Principal Company Shareholder hereby agrees that it will not vote in favor of or accept a Counterbid unless the Principal Company Shareholder determines, in its good faith judgment after taking into account, among


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
other things, the terms and conditions of the Counterbid and this Agreement (as may be amended in accordance with its terms prior to the time of such determination), including price, form of consideration, value of any non-cash consideration, closing conditions, the ability to fully finance the transaction and such aspects of the Counterbid as such Principal Company Shareholder in good faith deems relevant, that the Counterbid is more favorable to such Principal Company Shareholder than the Share Exchange.

          SECTION 6.13. Nasdaq Listing Application. As promptly as practicable after the date of this Agreement, the Issuer shall prepare and submit to the Nasdaq a listing application covering the shares of the Issuer Common Stock to be issued pursuant to this Agreement, and shall use its reasonable efforts to obtain, prior to the Closing, approval for the quotation of such shares of Issuer Common Stock.

          SECTION 6.14. Compensation Matters. (a) The Issuer shall take all actions necessary, including, without limitation, seeking stockholder approval for such actions at the Issuer Stockholders' Meeting, (i) to increase the number of shares of Issuer Common Stock reserved for issuance under the Issuer's 2000 Stock Plan (including the Issuer French Stock Option Plan) by 8,800,000 shares of Issuer Common Stock, (ii) to increase the number of shares of Issuer Common Stock reserved for issuance under the Issuer's 2001 Employee Stock Purchase Plan, (iii) to adopt the Issuer French Stock Option Plan, and (iv) to adopt the Issuer French Employee Stock Purchase Plan (the "Issuer French ESPP"), which shall be based on the Issuer's 2001 Employee Stock Purchase Plan, with such amendments as may be reasonably necessary or desirable under French law, and shall be in form and substance reasonably satisfactory to the Company and the Issuer, and reserve for issuance thereunder 215,000 shares of Issuer Common Stock.

          (b) As soon as practicable after the receipt of the requisite approval of the stockholders of the Company of the Issuer Stock Option Plan Amendment and of the adoption of the Issuer French ESPP, the Issuer shall cause the additional shares of Issuer Common Stock reserved for issuance under the Issuer's 2000 Stock Plan and the shares of Issuer Common Stock reserved for issuance under the Issuer French ESPP to be registered under an effective registration on Form S-8 (or any successor form) or another appropriate form, and the Issuer shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for as long as shares of Issuer Common Stock remain outstanding under such plans. In addition, the Issuer shall use its reasonable best efforts to cause the shares of Issuer Common Stock that are issuable under such plans to be listed on Nasdaq.

          SECTION 6.15. Company Shareholders Agreement. (a) Each of the Principal Company Shareholders hereby (i) agrees that, notwithstanding anything to the contrary contained in Section 6.2 of the Company Shareholders Agreement, such Principal Company Shareholder shall not require that (A) the Share Exchange remains valid for a period of 70 days after the delivery of the Offer Notification or (B) any other Principal Company Shareholder not commit to accept the Share Exchange for a period of 60 days after the date hereof and (ii) waives its rights under Article 4 and the first sentence of Section 6.5 of the Company Shareholders Agreement in connection with this Agreement and the Transactions.


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
          (b) Effective as of the Closing, each Principal Company Shareholder hereby agrees not to enforce the terms of the Company Shareholders Agreement against any other Principal Company Shareholder. Each Principal Company Shareholder agrees that, effective immediately upon the later of the Closing and the acquisition of all of the capital stock of the Company (including all securities convertible into, and all other rights to acquire, capital stock of the Company, but excluding Company Stock Options) held by parties to the Company Shareholders Agreement that are not Principal Company Shareholders by the Issuer, the Company Shareholders Agreement shall be terminated and shall have no further force or effect.

          SECTION 6.16. Company Shareholders' Meeting. (a) The Principal Company Shareholders shall cause Company to call and hold a meeting of the shareholders of the Company (the "Company Shareholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of each of (i) the audited consolidated accounts of the Company for the fiscal year ended December 31, 2004 (the "2004 Company Financial Statements"); (ii) the amendment of the Medarex Warrants (the "Medarex Amendment") to provide that, effective immediately prior to the Closing and subject to the Closing, the Medarex Warrants shall be immediately exercisable for Convertible Redeemable Bonds and that such Convertible Redeemable Bonds shall be immediately convertible into Company Shares; and (iii) the amendment of the Sanofi Warrants (the "Sanofi Amendment", and together with the Medarex Amendment, the "Warrant Amendments") to provide that, effective immediately prior to the Closing and subject to the Closing, the Sanofi Warrants shall be immediately exercisable for Company Shares. The Principal Company Shareholders shall cause the Company to take all actions reasonably necessary or advisable to secure the required vote of its shareholders.

          (b) Medarex and Sanofi each hereby agrees to and approves the Medarex Amendment and the Sanofi Amendment, respectively, and shall take any action reasonably requested by the Issuer to approve such Medarex Amendment and Sanofi Amendment, respectively.

          (c) Each Principal Company Shareholder hereby agrees that, at every meeting of the shareholders of the Company, including the Company Shareholders' Meeting and at every adjournment thereof, each Principal Company Shareholder shall vote such shareholders' Company Shares in favor of the Warrant Amendments. The provisions of this Section 6.16(b) shall not limit or otherwise restrict any Principal Company Shareholder with respect to any act or omission that such shareholder may undertake or authorize in such shareholder's capacity as a director or officer of the Company.

                                  ARTICLE VII

                        CONDITIONS TO THE SHARE EXCHANGE

          SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Principal Company Shareholders and the Issuer to consummate the Share Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Issuer Stockholder Approval. Each of the Share Exchange, the Issuer Capital Stock Increase, the Issuer Reverse Stock Split and the Option Liquidity Share


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
     Issuance shall have been approved by the requisite affirmative vote of the stockholders of the Issuer in accordance with the rules and regulations of Nasdaq, the DGCL (as defined below) and the Issuer Certificate of Incorporation.

          (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange.

          (c) Required Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the consummation of the Share Exchange under applicable antitrust, competition or fair trade laws shall have expired or been terminated and all approvals of Governmental Authorities required in respect of the transactions contemplated by this Agreement under applicable antitrust, competition or fair trade laws shall have been obtained.

          (d) Nasdaq Approval. Nasdaq shall have approved for quotation on the Nasdaq National Market the shares of Issuer Common Stock to be issued in the Share Exchange, subject to notice of issuance.

          (e) Exchange of Issuer Preferred Stock. All of the outstanding shares of Series S Preferred Stock and Series S-1 Preferred Stock shall have been exchanged for shares of Issuer Common Stock in accordance with the terms of the Preferred Exchange Agreement.

          (f) Company Shareholder Agreement. Either (i) all of the Other Shareholders shall have waived their rights under Section 6 of the Company Shareholders Agreement or (ii) the Principal Company Shareholders shall have complied with the requirements of Section 6 of the Company Shareholders Agreement and shall be permitted thereunder to require the Other Shareholders who have not executed a Joinder Agreement to exchange their Company Shares for shares of Issuer Common Stock upon the terms and subject to the conditions of this Agreement.

          (g) Completion of Issuer Capital Stock Increase and Issuer Reverse Stock Split. The Issuer Capital Stock Increase and the Issuer Reverse Stock Split shall have been completed in accordance with this Agreement.

          (h) Ownership of Company Shares. The Principal Company Shareholders (including any Other Shareholder who became a Principal Company Shareholder upon executing a Joinder Agreement pursuant to Section 1.09(b)), in the aggregate, shall own, of record and beneficially, the number of Company Shares representing at least 95% of the outstanding Company Shares as of the Closing (and including the Company Shares issuable upon exercise of the Company Warrants outstanding as of the Closing) and no Other Shareholder (or group (as such term is defined for purposes of Section 13(d) of the Exchange Act) of Other Shareholders) who has not signed a Joinder Agreement shall own, of record or beneficially, the number of Company Shares representing 5% or more of the outstanding Company Shares as of the Closing.


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
          SECTION 7.02. Conditions to the Obligations of the Issuer. The obligations of the Issuer to consummate the Share Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties regarding the Company contained in Article II of this Agreement and the representations and warranties of the Principal Company Shareholders contained in Article III of this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations regarding the Company or the Principal Company Shareholders to be so true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Agreements and Covenants. The Principal Company Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing and the Company shall not have taken action, or failed to take any action, which constitutes a breach of Section
     5.01 of this Agreement.

          (c) Officer Certificate. The Shareholder Representative shall have delivered to the Issuer a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          (d) Consents. The consents, approvals or authorizations listed on
     Section 7.02(d) of the Company Disclosure Schedule shall have been obtained.

          (e) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

          (f) Indemnity Escrow Agreement. The Shareholder Representative shall have entered into the Indemnity Escrow Agreement and the Indemnity Escrow Agreement shall be in full force and effect at the Closing.

          SECTION 7.03. Conditions to the Obligations of the Principal Company Shareholders. The obligations of the Principal Company Shareholders to consummate the Share Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties regarding the Issuer contained in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Issuer Material Adverse Effect set forth therein) as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations to be so true and correct (without giving


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
     effect to any limitation as to materiality or Issuer Material Adverse Effect set forth therein) would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

          (b) Agreements and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing and the Issuer shall not have taken any action, or failed to take any action, which constitutes a breach of Section 5.02 of this Agreement.

          (c) Officer Certificate. The Issuer shall have delivered to the Shareholder Representative a certificate, dated the date of the Closing, signed by the President or any Vice President of the Issuer, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

          (d) Consents. The consents, approvals or authorizations listed on
     Section 7.03(d) of the Issuer Disclosure Schedule shall have been obtained.

          (e) Material Adverse Effect. No Issuer Material Adverse Effect shall have occurred since the date of this Agreement.

          (f) Indemnity Escrow Agreement. The Issuer shall have entered into the Indemnity Escrow Agreement and the Indemnity Escrow Agreement shall be in full force and effect at the Closing.

          (g) Option Liquidity Agreements. The Issuer shall have complied with its obligations under Section 1.07 of this Agreement and shall have entered into Option Liquidity Agreements with each holder of Company Stock Options who has tendered a signed Option Liquidity Agreement to the Issuer.

          (h) Put/Call Agreements. The Issuer shall have complied with its obligations under Section 1.09 of this Agreement and shall have entered into Put/Call Agreements with each holder of Company Shares in a PEA who has tendered a signed Put/Call Agreement to the Issuer.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. Termination. This Agreement may be terminated and the Share Exchange and the other Transactions may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Issuer, as follows:

          (a) by mutual written consent of the Issuer and the Shareholder Representative on behalf of the Principal Company Shareholders;


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
          (b) by either the Issuer or the Shareholder Representative on behalf of the Principal Company Shareholders if the Closing shall not have occurred on or before June 30, 2005 (the "End Date"); provided, however, that the End Date shall be July 31, 2005 in the event that the Issuer or its counsel shall receive a comment letter on the Proxy Statement from the SEC; and provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) by either the Issuer or the Shareholder Representative on behalf of the Principal Company Shareholders if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Share Exchange illegal or otherwise preventing or prohibiting consummation of the Share Exchange;

          (d) by the Shareholder Representative on behalf of Principal Company Shareholders (at any time prior to the approval of the Issuer Transactions by the required vote of the stockholders of the Issuer) if a Triggering Event with respect to the Issuer shall have occurred;

          (e) by either the Issuer or the Shareholder Representative on behalf of the Principal Company Shareholders if any of the Share Exchange, the Issuer Capital Stock Increase, the Issuer Reverse Stock Split or the Option Liquidity Share Issuance shall fail to receive the requisite vote for approval at the Issuer Stockholders' Meeting;

          (f) by the Issuer upon a breach of any representation, warranty, covenant or agreement regarding or on the part of the Company or the Principal Company Shareholders set forth in this Agreement, or if any representation or warranty regarding or on the part of the Company or the Principal Company Shareholders shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company or the Principal Company Shareholders, the Issuer may not terminate this Agreement under this Section 8.01(f) for so long as the Company or the Principal Company Shareholders continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by the Issuer to the Shareholder Representative;

          (g) by the Shareholder Representative on behalf of the Principal Company Shareholder upon a breach of any representation, warranty, covenant or agreement regarding or on the part of the Issuer set forth in this Agreement, or if any representation or warranty regarding or on the part of the Issuer shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Issuer Breach"); provided, however, that, if such Terminating Issuer Breach is curable by the Issuer, the Shareholder Representative may not terminate this Agreement under this Section 8.01(g) for so long as the Issuer continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by the Shareholder Representative to the Issuer; or

          (h) by the Issuer, if, prior to the receipt of the requisite vote for approval at the Issuer Stockholders' Meeting of the Share Exchange, the Issuer Capital Stock Increase, the Issuer Reverse Stock Split and the Option Liquidity Share Issuance, the Issuer receives a Superior Proposal, the Issuer Board resolves to accept such Superior Proposal (after it has determined that such acceptance is required to comply with its fiduciary duties to the Issuer's stockholders under applicable Law) and the Issuer shall have given the Shareholder Representative four business days prior written notice of its intention to terminate this Agreement pursuant to this Section 8.01(h); provided, however, that the Issuer may not terminate this Agreement under this Section 8.01(h) if it has breached, directly or indirectly, any of its obligations set forth in Section 6.04.

For purposes of this Agreement, a "Triggering Event" with respect to the Issuer hereto shall be deemed to have occurred if: (i) the Issuer Board or any committee thereof withdraws, modifies or changes its recommendation of this Agreement, the Share Exchange, the Issuer Capital Stock Increase, the Issuer Reverse Stock Split or the Option Liquidity Share Issuance in a manner adverse to the Principal Company Shareholders or shall have resolved to do so; (ii) the Issuer Board shall have recommended to the stockholders of Issuer a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction; (iii) the Issuer shall have failed to include in the Proxy Statement the recommendation of the Issuer Board to approve all of the Issuer Transactions; or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Issuer is commenced, and the Issuer Board recommends in favor of such tender offer or exchange offer, consents to the acquisition of shares of Issuer Common Stock pursuant to such tender offer or exchange offer or otherwise effectively waives Section 203 of the DGCL with respect to such tender offer or exchange offer.

          SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) as set forth in Section 8.03 and (b) that nothing herein shall relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

          SECTION 8.03. Fees and Expenses. (a) All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Share Exchange or any other transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation (including the conduct of due diligence), negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the


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solicitation of stockholder approvals, the filing of any required notices under applicable antitrust, competition or fair trade laws or other similar regulations and all other matters related to the closing of the Share Exchange and the other transactions contemplated by this Agreement.

          (b) The Issuer agrees that:

          (i) if the Shareholder Representative shall terminate this Agreement pursuant to Section 8.01(d);

          (ii) if (A) the Issuer or the Shareholder Representative shall terminate this Agreement pursuant to Section 8.01(b) or 8.01(e), (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to the Issuer, and (C) the Issuer enters into an agreement providing for a Third Party Acquisition (as defined below) within nine months after the date of such termination or a Third Party Acquisition is consummated within nine months after the date of such termination; or

          (iii) if the Issuer shall terminate this Agreement pursuant to Section 8.01(h); then the Issuer shall pay to the Company promptly (but in any event no later than one business day after the first of such events shall have occurred) a fee of $1,334,600 (the "Fee"), which amount shall be payable in immediately available funds.

          (c) Each of the Issuer and the Principal Company Shareholders acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Issuer shall fail to pay the Fee when due, the Issuer shall also pay the costs and expenses actually incurred or accrued by the Company (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00%. Payment of the fees and expenses described in this Section 8.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

          (d) "Third Party Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Issuer pursuant to which the stockholders of such party immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by the Issuer of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the business of such party immediately prior to such sale or other disposition; (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer) or an issuance of capital stock by the Issuer, directly or indirectly, of beneficial ownership of fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of the Issuer; (iv) the adoption by the Issuer of a plan of liquidation or the declaration or payment of an


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extraordinary dividend; or (v) the repurchase by the Issuer or any of its subsidiaries of 50% or more of the outstanding shares of capital stock of such party.

          SECTION 8.04. Amendment. This Agreement may be amended only by mutual agreement of the Issuer and the holders of a majority of the outstanding Company Shares held by the Principal Company Shareholders as of the Effective Date.

          SECTION 8.05. Waiver. At any time prior to the Closing, the Shareholder Representative on behalf of the Principal Company Shareholders, on the one hand, or the Issuer, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                                 INDEMNIFICATION

          SECTION 9.01. Survival of Representations and Warranties. The statements regarding the Company contained in Article II of this Agreement and the representations and warranties of the Principal Company Shareholders contained in Article III of this Agreement shall survive the Closing until 11:59 p.m. California Time, six months following the Closing. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved. The representations and warranties of the Issuer contained in Article IV of the Agreement shall not survive the Closing.

          SECTION 9.02. Indemnification by the Principal Company Shareholders.
(a)Subject to Section 9.02(b) below, from and after the Closing, the Principal Company Shareholders, severally and not jointly in the case of Losses arising out of or resulting from the matters set forth in clause (i)(y) below, and, jointly and severally in the case of Losses arising out of or resulting from the other matters set forth below, shall indemnify and hold harmless the Issuer and its affiliates, officers, directors, employees, agents, successors and assigns (each an "Issuer Indemnified Party") from and against any and all Liabilities, losses, damages, injury, claims, costs and expenses, interest, awards, judgments, fine and penalties (including reasonable attorneys' fees and expenses, external costs of investigation, expert fees, accounting fees and advisory fees) actually suffered or incurred by any of them (including any Action brought or otherwise initiated by any of them or by a third party) (hereinafter a "Loss") (provided that, solely for purposes of determining the amount of any Loss, but not whether there has been a breach of any representation, warranty or covenant, any materiality or Material Adverse Effect qualifier to any representation or warranty shall be ignored), arising out of or resulting from:


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          (i) (x) the breach of any statement regarding the Company contained in
     Article II of this Agreement or (y) the breach of any representation or warranty made by such Principal Company Shareholder contained in Article
     III of this Agreement; and

          (ii) the breach of any covenant or agreement regarding the Company or by the Principal Company Shareholders contained in Article V or Article VI of this Agreement.

          (b) Notwithstanding anything to the contrary contained in this
Agreement:

          (i) the Indemnity Escrow Shares shall be the sole and exclusive remedy for any Losses arising out of any and all claims relating to the subject matter of this Agreement, and the maximum amount that may be recovered from any Principal Company Shareholder shall be limited to such person's pro rata share of the Indemnity Escrow Shares;

          (ii) no Issuer Indemnified Party shall be held harmless pursuant to
     Section 9.02 unless and until the aggregate amount of such party's Losses equals or exceeds $500,000, after which the Principal Company Shareholders shall be liable only for those Losses in excess of $500,000;

          (iii) in no event may the Issuer or any other party seek recourse against the Company, either before or after the Closing, for any breach of any representation, warranty, covenant or other agreement of or regarding the Company or the Principal Company Shareholders contained in this Agreement or any other matter related to this Agreement; and

          (iv) in no event shall any Principal Company Shareholder be liable to indemnify or hold harmless any Issuer Indemnified Party pursuant to this
     Section 9.02 for any Losses to the extent arising out of or resulting from a breach of a representation or warranty made by any other Principal Company Shareholder contained in Article III of this Agreement.

          (c) The indemnification liability of the Principal Company Shareholders with respect to the representations, warranties, covenants and obligations of the Principal Company Shareholders or the representations and warranties regarding the Company set forth in Article II shall not be reduced by any investigation made by the Issuer or any Representative of the Issuer.

          SECTION 9.03. Notice of Loss; Third Party Claims. (a) For purposes of this Section 9.03, a party against which an indemnification claim may be sought is referred to as the "Indemnifying Party" and the party that may be entitled to be indemnified is referred to as the "Indemnified Party". For purposes of the procedures in Sections 9.03(b) and (c), Indemnifying Party shall mean the Shareholder Representative if an indemnification claim is sought pursuant to
Section 9.02.

          (b) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification or to be held harmless under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof and


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
containing a reference to the provisions of this Agreement in respect of which such right of indemnification or to be held harmless is claimed or arises.

          (c) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article IX, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Principal Company Shareholders, except to the extent that the Principal Company Shareholders are materially prejudiced by such failure and shall not relieve the Principal Company Shareholders, from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at the expense of the Principal Company Shareholders, and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Principal Company Shareholders. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the expense of the Principal Company Shareholders, all witnesses, pertinent records, materials and information relating thereto in the possession of or under the Indemnified Party's control as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Principal Company Shareholders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the expense of the Principal Company Shareholders, all such witnesses, records, materials and information relating thereto in the possession of or under the control of the Principal Company Shareholders, as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.

          SECTION 9.04. Shareholder Representative. (a) Helene Ploix (such person and any successor or successors being the "Shareholder Representative") shall act as the representative of the Principal Company Shareholders, and shall be authorized to act on behalf of the Principal Company Shareholders and to take any and all actions required or permitted to be taken by the Shareholder Representative under this Agreement or the Indemnity Escrow Agreement, with respect to any claims (including the settlement thereof) made by an Issuer Indemnified Party for indemnification or to be held harmless pursuant to this
Article IX of the Agreement and with respect to any actions to be taken by the Shareholder Representative pursuant to the terms of the Indemnity Escrow Agreement. The Principal Company Shareholders shall be bound by all actions taken by the Shareholder Representative in its capacity thereof.


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
          (b) The Shareholder Representative shall at all times act in his or her capacity as Shareholder Representative in a manner that the Shareholder Representative believes in good faith to be in the best interest of the Principal Company Shareholders. Neither the Shareholder Representative nor any of its directors, officers, agents or employees shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Indemnity Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Shareholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Indemnity Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Indemnity Escrow Agreement, the Shareholder Representative shall not be required to exercise any discretion or take any action.

          (c) Each Principal Company Shareholder severally shall indemnify and hold harmless and reimburse the Shareholder Representative from and against such Principal Company Shareholder's ratable share of any and all Losses suffered or incurred by the Shareholder Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholder Representative under this Agreement or the Indemnity Escrow Agreement, other than such Losses arising out of or resulting from the Shareholder Representative's gross negligence, bad faith or willful misconduct. Each Principal Company Shareholder agrees that the Shareholder Representative may make claims first, against the Expense Escrow Shares, and second, against the Indemnity Escrow Shares, but solely to the extent any Indemnity Escrow Shares are available for transfer to the Shareholder Representative pursuant to Section 1.07(g) or (i) of the Indemnity Escrow Agreement, for any and all Losses against which the Shareholder Representative is to be indemnified, held harmless and reimbursed pursuant to this Section 9.04(c). In the event that the Expense Escrow Shares and, if available pursuant to Section 1.07(g) or (i) of the Indemnity Escrow Agreement, the Indemnity Escrow Shares are not, or the Shareholder Representative reasonably believes will not be, sufficient to indemnify, hold harmless and reimburse the Shareholder Representative pursuant to this Section 9.04(c), the Shareholder Representative may request (an "Additional Funding Request") that additional funds (the "Additional Funds") be deposited by the Principal Company Shareholders with the Expense Escrow Agent to be held pursuant to the terms of the Expense Escrow Agreement by delivery to the Principal Company Shareholders of a written notice (a "Funding Request Notice") making an Additional Funding Request. Each Funding Request Notice shall:

          (i) state the amount of Additional Funds required, or estimated in the good faith judgment of the Shareholder Representative to be required, to hold harmless the Shareholder Representative pursuant to this Section 9.04(c) and/or to reimburse the Shareholder Representative for any expenses incurred in connection with the performance of its duties pursuant to
     Section 9.04;

          (ii) state the pro rata share (which will be based on each Principal Company Shareholder's initial interest in the fund established pursuant to the Expense Escrow Agreement (the "Expense Escrow Fund")) of the Additional Funds (the "Pro Rata Amount") that each Principal Company Shareholder shall be required to deliver to the


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
     Expense Escrow Agent in the event that the Additional Fund Request is approved by the Principal Company Shareholders in accordance with this
     Section 9.04(c); and

          (iii) specify in reasonable detail the nature and amount of the Losses incurred prior to the date of the Funding Request Notice and the intended use of the Additional Funds.

In the event that the holders of a majority of the outstanding Company Shares held by the Principal Company Shareholders as of the Effective Date agree to the Additional Funding Request, all of the Principal Company Shareholders shall be deemed to have agreed to the Additional Funding Request and shall deliver to the Expense Escrow Agent for deposit into the Expense Escrow Fund either (i) cash in an amount equal to such Principal Company Shareholder's Pro Rata Amount or (ii) the number of shares of Issuer Common Stock equal to such Principal Company Shareholder's Pro Rata Amount divided by the Average Closing Price as of the earlier of (i) the date of such delivery to the Expense Escrow Agent and (ii) the date such Principal Company Shareholder mails or instructs its broker to deliver, to the Expense Escrow Agent such shares of Issuer Common Stock. Notwithstanding anything to the contrary contained herein, the Shareholder Representative shall not be liable to any Principal Company Shareholder for taking or omitting to take any action in the event that funds are not, or the Shareholder Representative reasonably believes that funds will not be, available to indemnify, hold harmless or reimburse the Shareholder Representative in accordance with this Section 9.04(c).

          (d) Notwithstanding anything to the contrary herein or in the Indemnity Escrow Agreement, the Shareholder Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or the Issuer now or hereafter owned of record or beneficially by any Principal Company Shareholder unless the Shareholder Representative is expressly authorized to do so in a writing signed by such Principal Company Shareholder. In all matters relating to this Article IX, the Shareholder Representative shall be the only party entitled to assert the rights of the Principal Company Shareholders, and the Shareholder Representative shall perform all of the obligations of the Principal Company Shareholders hereunder. The Issuer shall be entitled to rely on all statements, representations and decisions of the Shareholder Representative.

          (e) Each Principal Company Shareholder shall deliver to the Shareholder Representative a power of attorney, substantially in the form of Exhibit M attached hereto, to appoint the Shareholder Representative as such Principal Company Shareholder's attorney in fact to perform any act required under this Agreement and the Indemnity Escrow Agreement, subject to the terms hereof and thereof. Each Principal Company Shareholder hereby acknowledges and agrees that the Shareholder Representative may execute and deliver on such Principal Company Shareholder's behalf the Expense Escrow Agreement and, upon such execution and delivery, the Expense Escrow Agreement shall be a binding obligation on such Principal Company Shareholder.


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                                   ARTICLE X

                               GENERAL PROVISIONS

          SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate upon the termination of this Agreement pursuant to Section 8.01. The agreements contained in this Agreement shall terminate at the Closing, except that the agreements set forth in Articles I and IX and Sections 6.05, 6.07, 6.12(b) and 8.03 and this Article X shall survive the Closing.

          SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          if to the Issuer:

               Epimmune Inc.
               5820 Nancy Ridge Drive
               San Diego, CA 92121
               Facsimile: (858) 860-2600
               Attention: Chief Financial Office
               Email: bdevaere@epimmune.com

          with a copy to:

               Cooley Godward LLP
               4401 Eastgate Mall
               San Diego, CA 92121
               Facsimile: (858) 550-6420
               Attention: Kay Chandler
               Email: kchandler@cooley.com

          if to the Shareholder Representative or the Company:

               Helene Ploix
               71 Boulevard Arago
               75013 Paris
               France
               Facsimile: +33-1-56-59-7956
               Email: hploix@pechel-industries.com

               and

               IDM S.A.
               172 Rue de Charonne


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
               75545 Paris
               Cedex 11 France
               Facsimile: +33-1-40-09-0425
               Attention: Chief Financial Officer
               Email: hdl@idm-biotech.com

          with a copy to:

               Shearman & Sterling LLP
               114, avenue des Champs-Elysees
               75008 Paris
               France
               Facsimile: +33-1-53-89-7070
               Attention: Manuel A. Orillac
               Email: morillac@shearman.com

          SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04. Entire Agreement; Assignment. This Agreement and the Voting Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.03(c), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise); provided, however, that, after the Closing, the Issuer may assign this Agreement, without the consent of the other parties hereto, in connection with a consolidation or merger of the Issuer or the Company with another corporation, or the sale of all or substantially all of the assets or stock of the Issuer or the Company to any other person.

          SECTION 10.05. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Sections 1.09, 6.05, 8.03(b) and 9.02(c) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 10.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in


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accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

          SECTION 10.07. Governing Law; Arbitration. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction (other than those provisions set forth herein that are required to be governed by the laws of the Republic of France), excluding (to the greatest extent a Delaware court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (b) The parties irrevocably agree that any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated thereby, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as at present in force. The place of arbitration shall be Orange County, California and the number of arbitrators shall be three. Each of (i) the Shareholder Representative, on behalf of the Principal Company Shareholders, on the one hand, and (ii) the Issuer, on the other hand, shall designate one arbitrator and the two so designated arbitrators shall jointly designate the third arbitrator. If such designation is not made within fifteen (15) days of the designation of the second party designated arbitrator, the Secretary General of the International Court of Arbitration of the International Chamber of Commerce shall designate the third arbitrator. The language of the arbitral proceedings shall be English, but all submissions and written evidence may be in French or English.

          SECTION 10.08. Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

          SECTION 10.09. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party


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would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

          SECTION 10.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.12. Language. The parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only and that such documents will be construed only in the English language. Les parties confirment leur desir que cet accord ainsi que tous les documents, y compris toutes les notifications qui s'y rattachent, soient rediges en langue anglaise.

          SECTION 10.13. Waiver of Conflicts. (a) Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), outside general counsel to the Issuer, has in the past performed and is or may now or in the future represent one or more Principal Company Shareholders or their affiliates in matters unrelated to the Transactions. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Issuer and has negotiated the terms of the Transactions solely on behalf of the Issuer. The Issuer and each Principal Company Shareholder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Transactions, Cooley Godward has represented solely the Issuer, and not any Principal Company Shareholder or Other Shareholder or any stockholder, director or employee of the Company or any Principal Company Shareholder or Other Shareholder; and (iii) gives its informed consent to Cooley Godward's representation of the Issuer in the Transactions.

          (b) Each party to this Agreement acknowledges that Shearman & Sterling LLP ("Shearman & Sterling"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Principal Company Shareholders or their affiliates in matters unrelated to the Transactions. The applicable rules of professional conduct require that Shearman & Sterling inform the parties hereunder of this representation and obtain their consent. Shearman & Sterling has served as outside general counsel to the Company and has negotiated the terms of the Transactions solely on behalf of the Company. The Issuer and each Principal Company Shareholder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Transactions, Shearman & Sterling has represented solely the Company, and not the Issuer, any Principal Company Shareholder, any Other Shareholder or any stockholder, director or employee of the Company, the Issuer, any Principal Company Shareholder or any Other Shareholder; and (iii) gives its informed consent to Shearman & Sterling's representation of the Company in the Transactions.

          SECTION 10.14. Effectiveness of Agreement. This Agreement shall become effective only upon the execution hereof by Principal Company Shareholders who own, of record and beneficially, in the aggregate, the number of Company Shares representing at least 85% of the shares of the capital stock and voting rights of the Company as calculated in accordance with Section 6.1 of the Company Shareholders Agreement as of the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.

                                    EPIMMUNE INC.


                                    By: /s/ Emile Loria
                                        ----------------------------------------
                                    Name: Emile Loria
                                    Title: President and Chief Executive Officer


                                    PRINCIPAL COMPANY SHAREHOLDERS :

                                    AA INNOVATION 2002
                                    By: XAnge Private Equity


                                    By: /s/ Herve Schricke
                                        ----------------------------------------
                                    Name: Herve Schricke
                                    Title: Chief Executive Officer


                                    ALTA BIOPHARMA PARTNERS, L.P.
                                    By: Alta BioPharma Management, LLC


                                    By: /s/ Alix Marduel
                                        ----------------------------------------
                                    Name: Alix Marduel
                                    Title: Managing Director


                                    ALTA EMBARCADERO BIOPHARMA PARTNERS, LLC


                                    By: /s/ Hilary Strain
                                        ----------------------------------------
                                    Name: Hilary Strain, Attorney-in-Fact


                                    ALTAMIR & CO.
                                    By: Apax Partners


                                    By: /s/ Laurent Ganem
                                        ----------------------------------------
                                    Name: Laurent Ganem
                                    Title: Partner

                                    APAX FRANCE IV
                                    By: Apax Partners


                                    By: /s/ Laurent Ganem
                                        ----------------------------------------
                                    Name: Laurent Ganem
                                    Title: Partner


                                    APAX PARTNERS CLUB
                                    By: Apax Partners


                                    By: /s/ Laurent Ganem
                                        ----------------------------------------
                                    Name: Laurent Ganem
                                    Title: Partner


                                    ATLAS VENTURE ENTREPRENEURS' FUND III, L.P.
                                    By: Atlas Venture Associates III, L.P.


                                    By: /s/ Jeanne Larkin Henry
                                        ----------------------------------------
                                    Name: Jeanne Larkin Henry
                                    Title: Vice President


                                    ATLAS VENTURE FUND III, L.P.
                                    By: Atlas Venture Associates III, L.P.


                                    By: /s/ Jeanne Larkin Henry
                                        ----------------------------------------
                                    Name: Jeanne Larkin Henry
                                    Title: Vice President


                                    BANEXI S.C.R.


                                    By: /s/ Xavier Sainz
                                        ----------------------------------------
                                    Name: Xavier Sainz
                                    Title: President Directeur General


                                    BIOTECH TURNAROUND FUND B.V.


                                    By: /s/ Jan Mellegers
                                        ----------------------------------------
                                    Name: Jan Mellegers
                                    Title: Chief Executive Officer

                                    BIOTEK PARTENAIRES S.A.


                                    By: /s/ Michel Dubois
                                        ----------------------------------------
                                    Name: Michel Dubois
                                    Title: President


                                    BNP PARIBAS LONDON BRANCH


                                    By: /s/ Pierre-Henri Francois
                                        ----------------------------------------
                                    Name: Pierre-Henri Francois,
                                          Authorized Signatory


                                    By: /s/ Anthony Don
                                        ----------------------------------------
                                    Name: Anthony Don, Authorized Signatory


                                    CDC INNOVATION 1996 FCPR


                                    By: /s/ Chantal Parpex
                                        ----------------------------------------
                                    Name: Chantal Parpex
                                    Title: President


                                    CERN PENSION FUND


                                    By: /s/ Christian Cuenoud
                                        ----------------------------------------
                                    Name: Christian Cuenoud
                                    Title: Administrator


                                    CLAL BIOTECHNOLOGY INDUSTRIES


                                    By: /s/ Ofer Goldberg
                                        ----------------------------------------
                                    Name: Ofer Goldberg
                                    Title: Executive Director


                                    By: /s/ Tamar Manor
                                        ----------------------------------------
                                    Name: Tamar Manor
                                    Title: Chief Technology Officer

                                    COMPAGNIE LEBON


                                    By: /s/ Jean-Marie Paluel-Marmon
                                        ----------------------------------------
                                    Name: Jean-Marie Paluel-Marmon
                                    Title: President - Directeur General


                                    CREDIT LYONNAIS FONDS SECONDAIRE 1
                                    By: Credit Agricole Private Equity


                                    By: /s/ Roland Derrien
                                        ----------------------------------------
                                    Name:   Roland Derrien
                                    Title:  Head of Secondary Market Activity


                                    CROISSANCE DISCOVERY FCPR
                                    By: Edmund de Rothschild Investment Partners


                                    By: /s/ Raphael Wisniewski
                                        ----------------------------------------
                                    Name: Raphael Wisniewski
                                    Title: Investment Manager


                                    FIN LLC


                                    By: /s/ David L. Askren
                                        ----------------------------------------
                                    Name: David L. Askren
                                    Title: Managing Director


                                    FRANCE INNOVATION 4
                                    By: XAnge Private Equity


                                    By: /s/ Herve Schricke
                                        ----------------------------------------
                                    Name: Herve Schricke
                                    Title: Chief Executive Officer


                                    GUY GERVAIS


                                    By: /s/ Guy Gervais
                                        ----------------------------------------
                                    Name: Guy Gervais

                                    HERVE DUCHESNE DE LAMOTTE


                                    By: /s/ Herve Duchesne de Lamotte
                                        ----------------------------------------
                                    Name: Herve Duchesne de Lamotte


                                    IDM CHASE PARTNERS (ALTA BIO), LLC
                                    By: Alta/Chase BioPharma Management, LLC


                                    By: /s/ Alix Marduel
                                        ----------------------------------------
                                    Name: Alix Marduel
                                    Title: Member


                                    IMH HANNOVER VENTURE CAPITAL GMBH & CO KG


                                    By: /s/ Clemens von Berger
                                        ----------------------------------------
                                    Name: Clemens von Berger
                                    Title: Managing Director


                                    INVESTISSEMENT INNOVATION 2002
                                    By: XAnge Private Equity


                                    By: /s/ Herve Schricke
                                        ----------------------------------------
                                    Name: Herve Schricke
                                    Title: Chief Executive Officer


                                    JEAN-LOUP ROMET-LEMONNE


                                    By: /s/ Jean-Loup Romet-Lemonne
                                        ----------------------------------------
                                    Name: Jean-Loup Romet-Lemonne


                                    MEDAREX, INC.


                                    By: /s/ Christian S. Schade
                                        ----------------------------------------
                                    Name: Christian S. Schade
                                    Title: Chief Financial Officer

                                    MERCURE DISCOVERY II FCPR
                                    By: Edmund de Rothschild Investment Partners


                                    By: /s/ Raphael Wisniewski
                                        ----------------------------------------
                                    Name: Raphael Wisniewski
                                    Title: Investment Manager


                                    PECHEL INDUSTRIES


                                    By: /s/ Helene Ploix
                                        ----------------------------------------
                                    Name: Helene Ploix
                                    Title: Chairman


                                    PRIVATE EQUITY CO-FINANCE


                                    By: /s/ Rick Gorter
                                        ----------------------------------------
                                    Name: Rick Gorter
                                    Title: Director


                                    By: /s/ Gwen McLaughlin
                                        ----------------------------------------
                                    Name: Gwen McLaughlin
                                    Title: Director


                                    SANOFI-AVENTIS


                                    By: /s/ Jean-Claude Leroy
                                        ----------------------------------------
                                    Name: Jean-Claude Leroy
                                    Title: Chief Financial Officer


                                    By: /s/ Patricia Kodyra
                                        ----------------------------------------
                                    Name: Patricia Kodyra
                                    Title: Legal Counsel


                                    SHEARMAN & STERLING LLP


                                    By: /s/ Manuel Orillac
                                        ----------------------------------------
                                    Name: Manuel Orillac
                                    Title: Partner

                                    SOCIETE BEARNAISE DE PARTICIPATIONS


                                    By: /s/ Xavier Sainz
                                        ----------------------------------------
                                    Name: Xavier Sainz
                                    Title: Corporate Secretary


                                    SOFINNOVA CAPITAL II FCPR


                                    By: /s/ Denis Lucquin
                                        ----------------------------------------
                                    Name: Denis Lucquin
                                    Title: Partner

                                                                       EXHIBIT B

                                  DEFINED TERMS

      (a) For purposes of this Agreement (including this Exhibit B):

      "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified person.

      "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

      "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in Paris, France or San Diego, California.

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Company Executive Officer" means each of Jean-Loup Romet-Lemonne, Herve Duchesne de Lamotte, Guy-Charles Fanneau de la Horie, Jean-Pierre Abastado and Bonnie Mills.

      "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or would reasonably be likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) results in the receipt by the Company of notice from any Drug Regulatory Agency, whether in writing or based on minutes of a call or meeting with such Drug Regulatory Agency, which is or would be likely to be materially adverse to the manufacturing, sale, marketing and distribution of Mepact; provided, however, that none of the foregoing shall include any event, circumstance, change or effect resulting from (w) changes in general economic conditions in the United States or the European Union or changes in U.S. securities markets in general, (x) general changes in the industry in which the Company and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect the Company and its subsidiaries to a materially greater extent than they affect other entities operating in such industry, (y) the public announcement or pendency of the transactions contemplated hereby, or (z) changes in accounting requirements or applicable Laws, rules or regulations after the date of this Agreement.

      "Company Owned Intellectual Property" means all material Intellectual Property owned (in whole or in part) by the Company or a Company Subsidiary.

      "Company Shareholder Agreement" means the IDM Shareholders Agreement, dated as of December 20, 1996, by and among shareholders of the Company, as modified by the August 31, 1998 First Supplemental Shareholders Agreement, the October 29,

1998 Second Supplemental Shareholders Agreement, the January 7, 2000
Third and Fourth Supplemental Agreements, the October 6, 2000 Fifth Supplemental Agreement, the November 22, 2000 Sixth Supplemental Agreement, the January 10, 2003 Seventh Supplemental Agreement and the April 7, 2003 Eighth Supplemental Agreement.

      "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "Environmental Laws" means any United States federal, state or local or non-United States laws relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

      "Governmental Authority" means any United States, French or other federal, state, county or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

      "Governmental Authorization" shall mean any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any applicable Law.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Hazardous Substances" means: (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

      "Intellectual Property" means: (i) United States, non-United States and international patents, patent applications and statutory invention registrations; (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof; (iii) copyrightable works, copyrights, and registrations and applications for registration thereof; and (iv) confidential and proprietary information, including trade secrets and know-how.

      "Issuer Executive Officer" means each of Emile Loria, Robert De Vaere and Mark Newman.

      "Issuer Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or would reasonably be likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Issuer and its subsidiaries taken as a whole; provided, however, that the foregoing shall include any event, circumstance, change or effect resulting from (i) changes in general economic conditions in the United States or European Union or changes in U.S. securities markets in general, (ii) general changes in the industry in which the Issuer and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect the Issuer and its subsidiaries to a materially greater extent than they affect other entities operating in such industry, (iii) the public announcement or pendency of the transactions contemplated hereby, or (iv) changes in accounting requirements or applicable Laws, rules or regulations after the date of this Agreement.

      "Issuer Owned Intellectual Property" means all material Intellectual Property owned (in whole or in part) by the Issuer.

      "Knowledge of the Company" means the knowledge of Jean-Loup Romet-Lemonne, Herve Duchesne de Lamotte, Guy-Charles Fanneau de la Horie, Jean-Pierre Abastado, Bonnie Mills and Jacques Bartholeyns, after a reasonable investigation.

      "Knowledge of the Issuer" means the knowledge of Emile Loria, Robert De Vaere, Mark Newman and Teresa Spehar, after a reasonable investigation.

      "Law" means any United States, French or other statue, law, ordinance, regulation, rule, code, executive order, injunction, decree or other order.

      "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

      "Permitted Liens" means: (i) Liens for current taxes and assessments not yet past due; (ii) inchoate mechanics' and materialmen's Liens for construction in progress; (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business consistent with past practice; and
(iv) all matters of record, Liens and other imperfections of title and encumbrances that, individually or in the aggregate, would not, individually or in the aggregate, have a Company Material Adverse Effect or an Issuer Material Adverse Effect, as the case may be.

      "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

      "subsidiary" or "subsidiaries" of the Company, the Issuer or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

      "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

      (b) For purposes of this Agreement (including this Exhibit B), the following terms have the meaning set forth in the Sections set forth below:

      Defined Term                                 Location of Definition
      ------------                                 ----------------------
      2004 Company Financial Statements.........      Section 6.16(a)
      Action....................................      Section 2.09
      Additional Funding Request................      Section 9.04(c)
      Additional Funds..........................      Section 9.04(c)
      Agence Francaise..........................      Section 2.06(b)
      Agreement.................................            Preamble
      Anosys Agreement..........................      Section 4.23
      Average Closing Price.....................      Section 1.02(d)
      Blackout Period...........................      Section 6.07(b)
      Blue Sky Laws.............................      Section 2.05(b)
      Closing...................................      Section 1.03
      Closing Date..............................      Section 1.03
      Company...................................            Preamble
      Company A Shares..........................            Recitals
      Company B Shares..........................            Recitals
      Company Board.............................            Recitals
      Company Designated Directors..............      Section 6.11(a)
      Company Disclosure Schedule...............            Article II
      Company Financial Statements..............      Section 2.07(a)
      Company Interim Financial Statements......      Section 2.07(a)
      Company Lease Documents...................      Section 2.12(b)

      Company Licensed Intellectual Property....      Section 2.13(a)
      Company Permits...........................      Section 2.06(a)
      Company Plans.............................      Section 2.10(a)
      Company Product Candidates................      Section 2.06(b)
      Company Registered Intellectual Property..      Section 2.13(a)
      Company Regulatory Permits................      Section 2.06(b)
      Company Shareholders Agreement............            Recitals
      Company Shareholders' Meeting.............      Section 6.16(a)
      Company Shares............................            Recitals
      Company Stock Option Plans................      Section 1.07(a)
      Company Stock Options.....................      Section 1.07(a)
      Company Subsidiary........................      Section 2.01(a)
      Company Warrants..........................      Section 1.08(a)
      Competing Transaction.....................      Section 6.04(c)
      Confidentiality Agreement.................      Section 6.03(c)
      Convertible Redeemable Bonds..............      Section1.08(b)
      Cooley Godward............................      Section 10.13(a)
      Counterbid................................      Section 1.10(a)
      Drug Regulatory Agencies..................      Section 2.06(b)
      Effective Date............................            Preamble
      EMEA......................................      Section 2.06(b)
      Employment Agreements.....................            Recitals
      End Date..................................      Section 8.01(b)
      ERISA.....................................      Section 2.10(a)
      Escrow Agreements.........................      Section 1.06(b)
      Exchange Act..............................      Section 1.07(e)
      Exchange Consideration....................      Section 1.02(a)
      Exchange Ratio............................      Section 1.02(b)
      Expenses..................................      Section 8.03(a)
      Expense Escrow Agent......................      Section 1.06(b)
      Expense Escrow Agreement..................      Section 1.06(b)
      Expense Escrow Fund.......................      Section 9.04(c)
      Expense Escrow Shares.....................      Section 1.06(b)
      FDA.......................................      Section 2.06(b)
      Fee.......................................      Section 8.03(b)
      First Equity Financing....................      Section 1.09(a)
      French GAAP...............................      Section 2.07(a)
      French Company Optionholders..............      Section 1.07(b)
      Funding Request Notice....................      Section 9.04(c)
      HSR Act...................................      Section 2.05(b)
      IRS.......................................      Section 2.10(a)
      Indemnified Party.........................      Section 9.03(a)
      Indemnifying Party........................      Section 9.03(a)
      Indemnity Escrow Agent....................      Section 1.06(a)
      Indemnity Escrow Agreement................      Section 1.06(a)
      Indemnity Escrow Shares...................      Section 1.06(a)

      Issuer....................................            Preamble
      Issuer Board..............................            Recitals
      Issuer Capital Stock Increase.............            Recitals
      Issuer Certificate of Incorporation.......            Recitals
      Issuer Common Stock.......................            Recitals
      Issuer Disclosure Schedule................            Article IV
      Issuer ESPP Amendment.....................            Recitals
      Issuer French ESPP........................      Section 6.14(a)
      Issuer French Stock Option Plan...........            Recitals
      Issuer Indemnified Party..................      Section 9.02(a)
      Issuer Lease Documents....................      Section 4.12(b)
      Issuer Licensed Intellectual Property.....      Section 4.13(a)
      Issuer Name Change........................            Recitals
      Issuer Permits............................      Section 4.06(a)
      Issuer Plans..............................      Section 4.10(a)
      Issuer Preferred Stock....................      Section 4.03(a)
      Issuer Product Candidates.................      Section 4.06(b)
      Issuer Registered Intellectual Property...      Section 4.13(a)
      Issuer Regulatory Permits.................      Section 4.06(b)
      Issuer Reverse Stock Split................            Recitals
      Issuer Rights Agreement...................      Section 4.03(d)
      Issuer SEC Reports........................      Section 4.07(a)
      Issuer Stock Awards.......................      Section 4.03(a)
      Issuer Stock Option Plan Amendment........            Recitals
      Issuer Stock Option Plans.................      Section 4.03(a)
      Issuer Stock Options......................      Section 4.03(a)
      Issuer Stockholders' Meeting..............      Section 6.01(a)
      Issuer Transactions.......................            Recitals
      Joinder Agreement.........................      Section 1.10(b)
      Liens.....................................      Section 2.12(a)
      Loss......................................      Section 9.02(a)
      Material Company Contracts................      Section 2.16(a)
      Material Issuer Contracts.................      Section 4.16(a)
      Medarex...................................      Section 1.08(b)
      Medarex Amendment.........................      Section 6.16(a)
      Medarex Warrants..........................      Section 1.08(b)
      Multiemployer Plan........................      Section 2.10(b)
      Multiple Employer Plan....................      Section 2.10(b)
      Nasdaq....................................      Section 1.02(d)
      Non-French Company Optionholder...........      Section 1.07(c)
      Non-U.S. Company Plan.....................      Section 2.10(g)
      Offer Notification........................      Section 1.10(a)
      Option Liquidity Agreement................      Section 1.07(b)
      Option Liquidity Share Issuance...........            Recitals
      Order.....................................      Section 7.01(b)
      Organizational Documents..................      Section 2.02(a)

      Other Shareholders........................      Section 1.10(a)
      PEA.......................................      Section 1.09(a)
      PEA Warrant...............................      Section 1.09(b)
      Pre-Closing Period........................      Section 5.01(a)
      Preferred Exchange Agreement..............      Section 6.09(a)
      Preferred Holder..........................      Section 6.09(a)
      Principal Company Shareholders............            Preamble
      Pro Rata Amount...........................      Section 9.04(c)
      Proxy Statement...........................      Section 6.01(a)
      Put/Call Agreement........................      Section 1.09(a)
      Representatives...........................      Section 6.03(a)
      Resale Registration Statement.............      Section 6.07(a)
      Sanofi....................................      Section 1.08(c)
      Sanofi Amendment..........................      Section 6.16(a)
      Sanofi Warrants...........................      Section 1.08(c)
      SEC.......................................      Section 4.07(a)
      Securities Act............................      Section 1.02(f)
      Series S Preferred Stock..................      Section 4.03(a)
      Series S-1 Preferred Stock................      Section 4.03(a)
      Share Exchange............................            Recitals
      Shareholder Representative................      Section 9.04(a)
      Shearman & Sterling.......................      Section 10.13(b)
      Superior Proposal.........................      Section 6.04(d)
      Substitute Option.........................      Section 1.07(c)
      Terminating Company Breach................      Section 8.01(f)
      Terminating Issuer Breach.................      Section 8.01(g)
      Transactions..............................      Section 2.01(a)
      Transfer..................................      Section 6.12(a)
      Third Party Acquisition...................      Section 8.03(d)
      Third Party Claim.........................      Section 9.03(c)
      Triggering Event..........................      Section 8.01
      U.S. GAAP.................................      Section 4.07(b)
      Voting Agreements.........................            Recitals
      Warrant Amendments........................      Section 6.16(a)